UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Conduent Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2021

Dear Shareholders:

We are pleased to invite you to the 2021 Annual Meeting of Shareholders of Conduent Incorporated (the “Annual Meeting”) to be held on Tuesday, May 25, 2021, at 11:00 a.m. (EDT). Due to the unprecedented public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our communities, associates, shareholders and other stakeholders, this year’s annual meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. You will be able to attend and participate in the Annual Meeting by visiting www.meetingcenter.io/219882700 (password CNDT2021), where you will be able to listen to the meeting live, submit questions and vote. As always, we encourage you to vote your shares prior to the Annual Meeting.

The attached notice of the Annual Meeting and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. We urge you to carefully read the accompanying materials regarding the matters to be voted on at the meeting.

At the Annual Meeting, you will be asked to vote upon:

•	A proposal to elect eight directors;

•	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021;

•	A proposal to approve, on an advisory basis, the 2020 compensation of our named executive officers; and

•	A proposal to approve the Conduent Incorporated 2021 Performance Incentive Plan.

The Board of Directors unanimously recommends that you vote in favor of these proposals.

It is important that your shares be represented and voted at the Annual Meeting. Therefore, you are urged to vote your shares using one of the methods described on page 1 under “How do I vote?.”

Thank you for your continued support of, and ongoing interest in, Conduent Incorporated.

For the Board of Directors,

Scott Letier

Chairman of the Board

Notice of 2021 Annual Meeting of Shareholders

Date and Time:	Tuesday, May 25, 2021, at 11:00 a.m., Eastern Time

Location:	The Annual Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. You will not be able to attend the Annual Meeting in person.

Virtual Meeting Access:	You will be able to participate online and submit your questions during the meeting by visiting www.meetingcenter.io/219882700 (password: CNDT2021). Details regarding how to participate in the meeting online are more fully described in the accompanying proxy statement.

Purpose:

Our shareholders will be asked to consider and vote on the following matters:

(1) Election of eight director nominees;

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021;

(3) Approval, on an advisory basis, of the 2020 compensation of our named executive officers;

(4) Approval of the Conduent Incorporated 2021 Performance Incentive Plan; and

(5) Consider such other business as may properly come before the meeting.

Record Date:	March 26, 2021 — You are eligible to vote if you were a shareholder of record as of the close of business on this date.

Proxy Voting:

(1) Telephone;

(2) Internet; or

(3) Proxy Card.

For voting instructions, please review the Notice of Internet Availability of Proxy Materials or, if you requested and received a printed copy of the proxy materials, accompanying proxy card.

Importance of Vote:	Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by using the Internet or telephone voting systems or by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “How do I vote?” beginning on page 1 of this proxy statement and the instructions on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 25, 2021.

The Proxy Statement and 2020 Annual Report are available at

www.edocumentview.com/cndt or https://investor.conduent.com.

By order of the Board of Directors,

Michael Krawitz

Executive Vice President, General Counsel and Secretary

April 9, 2021

i

ii

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Conduent Incorporated (“Conduent,” the “Company,” “we,” “us,” or “our”) will be held on Tuesday, May 25, 2021, at 11:00 a.m., Eastern Time. As a shareholder as of March 26, 2021, you are invited to attend the Annual Meeting via live audio webcast and are entitled to and requested to vote on the items of business described in this Proxy Statement. To participate at the Annual Meeting online, please visit www.meetingcenter.io/219882700 (password: CNDT2021). We intend, in future years, to resume holding in person or hybrid meetings under normal circumstances.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the eight nominees named in this Proxy Statement to our Board of Directors (the “Board”), each for a term of one year.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	Approval, on an advisory basis, of the 2020 compensation of our named executive officers.

4.	Approval of the Conduent 2021 Performance Incentive Plan.

Shareholders will also act on any other business that may properly come before the Annual Meeting. In addition, our management will respond to questions from shareholders.

Who is entitled to vote?

Owners of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the record date, March 26, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. The shares owned as of that date include: (1) shares you held directly in your name as the shareholder of record (registered shareholder); and/or (2) shares held in the name of a broker, bank or other holder of record for you as the beneficial owner (beneficial owner). Each share of Common Stock is entitled to one vote on each matter to be voted on. As of the Record Date, there were 212,388,620 shares of our Common Stock outstanding and entitled to vote.

How do I vote?

Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (the “Notice”) with a voting instruction form from the bank, broker or other holder or nominee that must be followed in order for their shares to be voted. If you hold your shares through a broker, bank or other holder or nominee, you must obtain a proxy from such holder or nominee to vote at the virtual Annual Meeting.

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE

If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the enclosed proxy card. If you vote via the Internet, do not return your proxy card.

You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.

BY MAIL	ELECTRONICALLY DURING VIRTUAL ANNUAL MEETING

If you received a printed copy of the proxy materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in favor of each of the proposals in accordance with the recommendations of our Board.

If you are a registered shareholder with a control number or a beneficial shareholder that has submitted a legal proxy and has received a control number from Computershare, you will also be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.

If you vote your proxy by Internet, telephone or mail, you authorize each of the two directors, whose names are listed on the accompanying proxy card, or any substitution thereof, to act as your proxies to represent you and vote your shares as you direct.

The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the proxy card. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card. All proxies will be governed by and construed in accordance with the laws of the State of New York and applicable federal securities laws.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the eight director nominees;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	FOR the approval, on an advisory basis, of the 2020 compensation of our named executive officers; and

•	FOR the approval of the Conduent 2021 Performance Incentive Plan.

How can I attend the virtual Annual Meeting?

We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose as it relates to the current, ongoing COVID-19 pandemic. Therefore, the Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by a live webcast. No physical meeting will be held. The Annual Meeting will begin promptly at 11:00 a.m. (EDT) on Tuesday, May 25, 2021. We encourage you to access the meeting prior to the start time leaving ample time for check in.

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For Registered Holders: If you were a shareholder as of the close of business on March 26, 2021 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website. Registered shareholders can attend the meeting by accessing the meeting site at www.meetingcenter.io/219882700 and entering the 15-digit control number that can be found on your proxy card mailed with the proxy materials and the meeting password: CNDT2021.

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For Beneficial Holders: If you were a shareholder as of the close of business on March 26, 2021 and hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance to attend the Annual Meeting. To register you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy form from them, forward the email with your name and the legal proxy attached or send a separate email with your name and legal proxy attached labeled “Legal Proxy” in the subject line to Computershare at legalproxy@computershare.com (In the alternative, you can send the legal proxy materials by mail to: Computershare, Conduent Incorporated Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.). Requests for registration must be received no later than 5:00 p.m. (EDT) on May 14, 2021. You will receive a confirmation email from Computershare of your registration. At the time of the Annual

Meeting, go to www.meetingcenter.io/219882700 and enter your control number and the meeting password: CNDT2021. If you do not have your control number, you may attend as a guest (non-shareholder) by going to www.meetingcenter.io/219882700 (password: CNDT2021) and entering the information requested on the following screen. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

How do I ask questions during the virtual Annual Meeting?

If you are attending the virtual Annual Meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/219882700, entering your control number and meeting password: CNDT2021, and clicking on the message icon in the upper right-hand corner of the page. To return to the main page, click the “i” icon at the top of the screen. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. For each of the proposals to be presented at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. As of the Record Date, there were 212,388,620 shares of our Common Stock outstanding. If you vote — including by Internet, telephone or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

How many votes are required to approve each proposal?

Election of Directors. Under our by-laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” Our by-laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors, other than any director receiving less than a majority of “for” votes, will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the SEC.

Other Items

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval of the following proposals, meaning these proposals will be approved if the number of votes cast “for” the proposal exceed the number of votes cast “against” the proposal:

•	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	Approval, on an advisory basis, of the 2020 compensation of our named executive officers; and

•	Approval of the Conduent Incorporated 2021 Performance Incentive Plan.

Abstentions and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the other above matters. For information regarding broker non-votes, see below under “What is a broker non-vote and how will it affect the voting?”

Although the advisory vote on the 2020 compensation of our named executive officers is non-binding, the Board and Compensation Committee value the opinions of shareholders and will consider the outcome of the vote on this proposal when making future decisions regarding executive compensation.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

What is a broker non-vote and how will it affect the voting?

Brokers are not permitted to vote the shares they hold on behalf of beneficial owners without the beneficial owner’s voting instruction for matters that are deemed to be “non-routine.” A broker non-vote occurs with respect to non-routine matters when the beneficial owner of the shares fails to furnish timely voting instructions to the broker, and the broker is not permitted to vote the shares in its discretion. The election of directors, advisory vote on executive compensation and approval of equity plan are considered non-routine matters. If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to provide voting instructions to your bank, broker or other holder of record so that you may vote on these important matters. Shares constituting broker non-votes, while counted towards the quorum, are not counted as votes cast “for” or “against” for the purpose of determining whether shareholders have approved a non-routine matter. As a result, broker non-votes will have no impact on the outcome of these matters.

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (sometimes referred to as our “independent auditors”) is a routine matter, and, therefore, brokers would have discretion to vote on this proposal without having received timely voting instructions. Accordingly, there will be no broker non-votes with respect to this proposal.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting by delivering a later dated proxy card, by a later telephone or on-line vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by voting electronically during the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not revoke a proxy unless you actually vote electronically during the virtual meeting.

Who will count the vote? Is my vote confidential?

A representative of Computershare will act as Inspector of Election, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

How are proxies solicited?

The solicitation of proxies is made by our Board and will be conducted primarily by mail. We also request brokerage firms, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and reimburse such persons for the cost of forwarding the material. We have engaged Innisfree M&A Incorporated to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Innisfree M&A Incorporated a fee of $17,500, plus reimbursement of out-of-pocket expenses for this service. Proxies may also be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person, without compensation. We bear the cost of preparing all proxy materials and proxy solicitation.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 9, 2021, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of March 26, 2021. The Notice contains instructions on how to access the proxy materials over the Internet and how to vote. It also contains instructions on how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?

You can access the proxy materials online at www.edocumentview.com/cndt or https://investor.conduent.com. Shareholders may receive Proxy Statements, Annual Reports and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/cndt or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What are the deadlines and requirements for shareholder submission of proposals, director nominations and other business for the 2022 Annual Meeting?

We expect to hold our 2022 Annual Meeting of Shareholders during the second half of May 2022 and to file and make available or mail, as applicable, our Proxy Statement for that meeting during the first half of April 2022. Under SEC proxy rules, if a shareholder wants us to include a proposal in our Proxy Statement and proxy card for the 2022 Annual Meeting of Shareholders, the proposal must be received by us no later than December 6, 2021.

Any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2022 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such nominee or business which must be received by the Company no earlier than November 6, 2021 and no later than December 6, 2021. Any such notice must comply with requirements set forth in our by-laws. Nominations for director must be accompanied by a written consent of the nominee consenting to being named as a nominee and serving as a director if elected. Proposals and other items of business should be directed to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary.

How can I contact the Board?

Under our Corporate Governance Guidelines, shareholders and other interested parties may contact the non-management members of the Board by contacting the Chairman of the Board, c/o Conduent Incorporated Corporate Secretary, 100 Campus Drive, Suite 200, Florham Park, NJ 07932.

What if multiple shareholders have the same address?

To reduce the expenses of delivering duplicate proxy materials, where multiple shareholders reside in the same household, we will deliver a single Notice, or for shareholders who receive paper copies of our proxy materials, a single Proxy Statement and Annual Report along with separate proxy cards, unless we have received instructions otherwise. If you share a household with one or more other shareholders and (i) would like to receive separate copies of the Notice or printed proxy materials, or (ii) you are receiving multiple copies of the Notice or printed proxy materials and, as a household, wish to receive only one Notice or one set of printed proxy materials, then you may request a change in delivery preferences. We will deliver promptly, upon written or oral request, a separate copy of the Notice or printed proxy materials, as applicable, to a shareholder at a shared address to which a single copy was delivered. For registered shareholders, you may contact our transfer agent at 866-574-5496 or write them at Computershare, P.O. Box 505000, Louisville, KY 40233. For beneficial owners, you may call the bank, broker or other nominee where your shares are held in street name.

How may I get additional copies of the Annual Report and Proxy Statement?

Copies of the 2020 Annual Report and 2021 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available at no cost upon request made to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary. The 2020 Annual Report and 2021 Proxy Statement are also available on the Company’s website at https://investor.conduent.com or www.edocumentview.com/cndt. The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive any such materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting at the Annual Meeting website and for ten days prior to the Annual Meeting upon written request made by a shareholder to: Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been duly elected and qualified. Based on the director nomination process described below, the eight persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee. Each nominee brings to us valuable experience from a variety of fields. The biographical information presents each nominee’s specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director. All of our incumbent director nominees have demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value the significant experience of our nominees on other public company boards of directors and board committees.

Kathy Higgins Victor, Scott Letier, Jesse A. Lynn, Michael Montelongo, Margarita Paláu-Hernández and Clifford Skelton are currently directors of the Company and were elected by our shareholders at the 2020 Annual Meeting of Shareholders. Michael A. Nutter and Virginia M. Wilson, did not seek re-election to the Board at the 2020 Annual Meeting. At its February 25, 2020 meeting, the Board reduced the size of the board to eight members, effective May 19, 2020, and, acting on the recommendation of the Corporate Governance Committee, nominated Michael Montelongo to stand for election at the 2020 Annual Meeting. On March 30, 2020, Nicholas Graziano tendered his resignation and on March 31, 2020, the Board further reduced the size of the board to seven members, effective May 19, 2020. At its August 18, 2020 meeting, the Board increased the size of the Board to eight members and, acting on the recommendation of the Corporate Governance Committee, elected Hunter Gary to the Board on August 18, 2020. Effective February 3, 2021, the Board, acting on the recommendation of the Corporate Governance Committee, elected Steven Miller to the Board to replace Courtney Mather who resigned effective February 3, 2021.

On December 31, 2016, the Company entered into a Joinder Agreement to a letter agreement, dated as of January 28, 2016, entered into by Xerox Corporation, our former parent company, with Icahn Partners Master Fund LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Jonathan Christodoro and Carl C. Icahn (collectively, the “Icahn Group”), pursuant to which, among other things, Hunter Gary, Jesse A. Lynn and Steven Miller were appointed to the Board (the “Icahn Agreement”). The Icahn Group is required pursuant to the Icahn Agreement to vote in favor of the directors nominated by the Board at the Annual Meeting.

On December 18, 2018, the Company entered into a Shareholder Agreement with Darwin Deason (the “Deason Agreement”) pursuant to which, among other things, Scott Letier was appointed to the Board and Darwin Deason is required to vote in favor of the directors nominated by the Board at the Annual Meeting.

The Board has determined that each of the nominees, other than Clifford Skelton, CEO of the Company, is independent under Nasdaq rules and the Company’s independence standards. Although not anticipated, if for any reason a nominee is unable to serve, the individuals named as proxies may use their discretion to vote for a substitute nominated by the Board.

Board Overview

Director Independence	Gender Diversity	Ethnic Diversity

Five Board Committees Led by Independent Directors	Three Board Committees Led by Diverse Directors

Balance of Ages	Range of Tenures

Environmental, Social, Governance (“ESG”) Oversight and Highlights

We are committed to conducting business in an environmentally sustainable and socially responsible manner, and to managing the risks and opportunities that arise from ESG issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our company and its shareholders. In 2020, the Corporate Governance Committee was responsible for overseeing the Company’s Environmental, Social, Governance processes, policies, and performance, and making recommendations to the full Board. To satisfy these oversight responsibilities, the Corporate Governance Committee received regular updates from management on progress and strategy.

Also, in 2020 Conduent launched a new initiative to enhance ESG policies and procedures, informed by the Sustainability Accounting Standards Board (SASB) industry-specific disclosure guidelines. An ESG Steering Committee, comprised of Investor Relations, Marketing, Diversity and Inclusion and Real Estate leaders, was charged with working with Business Units and Corporate functions to set ESG goals and provide long term strategic guidance and direction on material ESG policies, processes and measurements. These recommendations are presented to Executive Management and the Board for review.

In recognition of the growing importance and scope of the Company’s environmental, social and governance impacts, in 2021, our Board formed a new Corporate Social Responsibility and Public Policy Committee comprising several members of the Board. The Corporate Social Responsibility and Public Policy Committee’s purpose is to assist the Board in providing oversight of Conduent’s material strategies, initiatives, investments, policies and progress to be a responsible participant in society. The Corporate Social Responsibility and Public Policy Committee’s focus areas include the impact of climate change, energy and natural resource conservation, supply chain sustainability, employee health, safety and well-being, diversity, equity and inclusion, public policy engagement, political contribution, and corporate charitable and philanthropic activities. While the ESG strategy is executed by the ESG Steering Committee, our Corporate Social Responsibility and Public Policy Committee provides the governance structure for programmatic oversight and guidance on this global initiative. Additional information regarding the Corporate Social Responsibility and Public Policy Committee can be found under “Corporate Social Responsibility and Public Policy Committee” on page 21.

Policies and practices that have been recently enhanced address the following areas:

•	Environmental Footprint;

•	Health and Safety;

•	Diversity and Inclusion, including the naming of a new Global Head of Diversity and Inclusion;

•	Human Rights;

•	Data Privacy and Security; and

•	Board oversight of Environmental and Corporate Social Responsibility, including Charitable Giving.

Specific Highlights from the Company’s ESG Program include:

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Environmental: Conduent adopted an Environmental Policy that ensures the Company’s commitment to environmental protection, climate change and biodiversity. These actions are managed in collaboration across departments and overseen by Conduent’s executive team and the Board. These actions include the reduction of the Company’s real estate footprint from approximately 9.7 million square feet in 2017, to 5.9 million square feet at year-end 2020, the recycling of nearly 300,000 pounds of paper in 2020, and the maintenance of a low water usage footprint at our delivery centers.

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Social: Conduent named a new head of Diversity and Inclusion, reporting directly to our CEO, and established and encouraged participation in several employee impact groups to further our commitment to Diversity and Inclusion while providing diversity training to our employees. Conduent’s Human Rights Policy was expanded to specifically include anti-discrimination commitments. A social responsibility metric related to human capital was included in the Company’s short-term executive compensation program for 2021.

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Governance: The Audit Committee charter was amended to include director oversight regarding cybersecurity issues and threats. The Audit Committee approved an enhanced Data Privacy and Security policy, which is well aligned with industry standards and best practices.

Along with our efforts in these areas, we released our 2019 SASB results furthering our Company’s commitment to transparency on ESG topics. Additionally, we completed the 2020 CDP Climate Change questionnaire, and anticipate completing the 2021 CDP Climate Change questionnaire, along with our 2020 Corporate Social Responsibility report this year.

For more ESG information, please refer to Conduent’s 2019 Corporate Social Responsibility report, and 2020 SASB disclosure located in the ESG section on our website at https://investor.conduent.com.

Biographies

The table below summarizes key qualifications, skills and attributes that each of our director nominees possesses which were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director nominee does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director nominee’s biography below describes his or her qualifications and relevant experience in more detail.

Skills and Qualifications of our Board of Director Nominees

Experience, expertise or attribute	Skelton	Gary	Higgins Victor	Letier	Lynn	Miller	Montelongo	Paláu- Hernández
Industry Expertise (1)	X	X		X			X	X
Leadership	X	X	X	X			X	X
Global Business	X		X	X			X	X
Financial	X		X	X	X	X	X
Public Company	X	X	X	X	X		X
Boards & Corporate Governance		X	X	X	X		X	X
Business Operations	X	X		X			X	X
Information Security	X						X
Diversity			X				X	X
ESG Oversight			X				X	X

(1)	Several director nominees have experience in the Services industry, including Mr. Montelongo who is the chair of the Audit Committee.

In addition to the qualifications and skills referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company.

Clifford Skelton Age: 65 Director since: 2019 Non- Independent Occupation: Chief Executive Officer, Conduent Incorporated Other Public Company Directorships: None

Other Background: On February 25, 2020, the Board appointed Mr. Skelton to serve as our Chief Executive Officer. Mr. Skelton had served in this role on an interim basis since August 2019. He previously served as our Chief Operating Officer from June 2019 to August 2019. Prior to joining Conduent, Mr. Skelton served as President of Fiserv Output Solutions from March 2017 to June 2019 and as the Group President and Chief Information Officer at Fiserv from April 2012 until March 2017. Mr. Skelton also held a variety of leadership roles at companies such as Ally Financial (formerly General Motors Acceptance Corporation) and Bank of America. Mr. Skelton is a former Navy fighter pilot and served in the Navy for over 20 years.

Mr. Skelton brings to the Board unique client services, financial and operational experience and a proven track record of leading growth and corporate transformations through his leadership positions with Fiserv, Ally Financial and Bank of America.

Hunter Gary

Age: 46         Director since: 2020

Independent

Occupation: Senior Managing Director, Icahn Enterprises L.P.

Other Public Company Directorships: CVR Energy, Inc. (since 2018); Herbalife Nutrition LTD. (2014-2021); CVR Partners, L.P. (2018 to 2019), Federal-Mogul (2012 to 2016), Voltari Corporation (2007 to 2015); American Railcar Industries, Inc. (2008 to 2015); Viskase Companies Inc. (2012 to 2015), Tropicana Entertainment Inc. (2010 to 2018) and Cadus Corporation (2014 to 2018). Carl C. Icahn has a non-controlling interest in CVR Energy, Inc. through the ownership of securities.

Other Background: Mr. Gary has served as Senior Managing Director of Icahn Enterprises L.P. (“IEP”), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, and home fashion, and has been employed by IEP since November 2010. Prior to that time, Mr. Gary was employed by Icahn Associates Corporation, an affiliate of IEP, in various roles since June 2003. From 1997 to 2002, Mr. Gary worked, most recently as Managing Director, at Kaufhof Warenhaus AG.

Mr. Gary has served as director for CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since September 2018. He has also served in various operational and oversight roles of several other public companies and private companies. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

Mr. Gary is a director selected by the Icahn Group pursuant to the Icahn Agreement. He brings to the Board significant operational and finance expertise and experience providing strategic advice and guidance gained from his positions with IEP and his experience as a director and in operational roles at other public and private companies.

Kathy Higgins Victor Age: 64 Director since: 2019 Independent Occupation: Founder, President and CEO Centera Corporation Other Public Company Directorships: Best Buy (1999-2020)

Other Background: Ms. Higgins Victor has served as the President and CEO of Centera Corporation, an executive development and leadership coaching firm since 1995, where she advises CEOs and C-suites on leadership effectiveness, executive and CEO succession and corporate governance. Prior to Centera, Ms. Higgins Victor served as Chief Human Resources Officer at Northwest Airlines, Inc., where she was responsible for executive compensation, employee benefits and labor relations. She also held Human Resource-related leadership roles at The Pillsbury Co., Grand Metropolitan PLC and Burger King Corp. earlier in her career.

Ms. Higgins Victor brings to the Board significant experience in human resources, talent management, organizational culture and succession planning from her roles at Centera, Northwest Airlines Inc., The Pillsbury Co., Grand Metropolitan PLC and Burger King Corp. She also brings corporate governance expertise from her decades of experience at Centera and public company board experience.

Scott Letier (Chairman of the Board)

Age: 60         Director since: 2018

Independent

Occupation: Managing Director of Deason Capital Services, LLC, the family office for Darwin Deason

Other Public Company Directorships: Xerox Holding Corporation (since 2018). Darwin Deason has a non-controlling interest in Xerox Holding Corporation through the ownership of securities.

Other Background: Mr. Letier has been Managing Director of Deason Capital Services, LLC (“DCS”) since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and in addition to Xerox Holding Corporation, he currently serves on the board of directors for a number of private companies including: MV Transportation, Inc., the leading provider of paratransit services and the largest privately-owned passenger transportation contracting firm in the United States, Stellar Global, LLC, an Australian and U.S. based BPO/CRM Call Center Company, Colvin Resources Group, a Dallas based search and staffing firm, Grow 52, LLC (dba, Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as treasurer, board member, executive committee member, and is chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a BBA with a concentration in accounting from the Southern Methodist University – Cox School of Business.

Mr. Letier is a director selected by Darwin Deason pursuant to the Deason Agreement. With his over 20 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Conduent, including his significant audit experience and his investment and financial expertise gained from serving as a private equity and investment professional and chief financial officer.

Jesse A. Lynn

Age: 50         Director since: 2019

Independent

Occupation: General Counsel, Icahn Enterprises L.P.

Other Public Company Directorships: FirstEnergy Corp. (since 2021); Cloudera, Inc. (since 2019); Herbalife Nutrition LTD. (2014-2021); and The Manitowoc Company, Inc. (2015-2018). Carl C. Icahn has a non-controlling interest in FirstEnergy Corp. and Cloudera, Inc. through the ownership of securities.

Other Background: Mr. Lynn has been general counsel of IEP, a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma, since 2014. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of IEP. Mr. Lynn has been a director of: FirstEnergy Corp., an electric utility company, since March 2021; and Cloudera, Inc., a company that provides a software platform for data engineering, data warehousing, machine learning and analytics, since August 2019. Mr. Lynn was previously a director of: Herbalife Nutrition Ltd., a nutrition company, from 2014 to January 2021; and The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 until 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn received a Bachelor of Arts degree from the University of Michigan and a Juris Doctor from the Boston University School of Law.

Mr. Lynn is a director selected by the Icahn Group pursuant to the Icahn Agreement. He brings to the Board legal and finance expertise gained both in private practice as well as his positions with Icahn Enterprises and his experience as a director of other public companies.

Steven Miller

Age: 32         Director since: 2021

Independent

Occupation: Portfolio Manager, Icahn Capital LP

Other Public Company Directorships: Bausch Health Companies Inc. (since 2021). Carl C. Icahn has a non-controlling interest in Bausch Health Companies Inc. through the ownership of securities.

Other Background: Mr. Miller has been a Portfolio Manager of Icahn Capital LP since October 2020. Mr. Miller is responsible for analysis and engagement in connection with investments by Icahn Capital in public securities. Icahn Capital is a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion. Prior to joining Icahn Capital, Mr. Miller was an Analyst in the Distressed and Special Situations investment group in the New York office of BlueMountain Capital Management, LLC (“BlueMountain”) from 2013 to 2019. Mr. Miller represented BlueMountain on the Ad Hoc Group of Puerto Rico Electric Power Authority Bondholders from 2014 to 2019. From 2011 to 2013, Mr. Miller was an Analyst in the Distressed Products Group in the New York office of Goldman, Sachs & Co. Mr. Miller has served on the Bausch Health Companies Inc. board since March 2021. Mr. Miller received a B.S. summa cum laude from Duke University in 2011.

Mr. Miller is a director selected by the Icahn Group pursuant to the Icahn Agreement. He brings to the Board experience in finance.

Michael Montelongo

Age: 65         Director since 2020

Independent

Occupation: President and Chief Executive Officer of GRC Advisory Services, LLC

Other Public Company Directorships: Herbalife Nutrition LTD (2015); Unitek Global Services, Inc. (2010-2015); Denny’s Corporation (2005-2009)

Other Background: Mr. Montelongo served as President and Chief Executive Officer of GRC Advisory Services, LLC, a board governance firm, since July 2016, and was previously Chief Administrative Officer and Senior Vice President, Public Policy and Corporate Affairs for Sodexo, Inc., a facilities and hospitality outsourcing services enterprise, from January 2008 to July 2016. He is a former George W. Bush White House appointee serving as the 19th Assistant Secretary for Financial Management and Chief Financial Officer of the U.S. Air Force from August 2001 to March 2005 and concluded his tenure at the Pentagon as acting Secretary of the Air Force. Mr. Montelongo is a lifetime member of the Council on Foreign Relations and was an executive with a global management consulting firm and a regional telecommunications company. He completed a career in the U.S. Army that included line and staff assignments, a Congressional Fellowship in the U.S. Senate and service as an assistant professor teaching economics and political science at West Point. Mr. Montelongo is also a senior advisor at leadershipForward, Inc., a premier leadership performance firm, and serves on the Herbalife Nutrition LTD board as well as private company boards, including the Larry H. Miller Management Corporation. Mr. Montelongo earned his B.S. from West Point and an M.B.A. from Harvard Business School.

Mr. Montelongo is a director nominee who brings to the Board significant experience and a cross-industry background in board governance, strategy, financial and risk management, policymaking and operational excellence from his roles as a business services executive and corporate governance leader at GRC Advisory Services, LLC, Sodexo, Inc. and the Pentagon. He also brings to the Board financial and audit committee experience from serving as a director on other public company boards.

Margarita Paláu-Hernández

Age: 64         Director since: 2019

Independent

Occupation: Founder and Chief Executive Officer of Hernández Ventures

Other Public Company Directorships: Occidental Petroleum Corporation (since 2020); Herbalife Nutrition LTD (2018); and ALJ Regional Holdings, Inc. (2015-2019)

Other Background: Ms. Paláu-Hernández is the founder and Chief Executive Officer of Hernández Ventures, a private firm engaged in the acquisition and management of a variety of business interests in the United States and Mexico, a position she has held since November 1988. Prior to founding Hernández Ventures, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea, where she focused on domestic and international business and real estate transactions from September 1985 until August 1988. In September 2018, Ms. Paláu-Hernández was nominated by President Donald Trump to serve as United States Representative to the Seventy-Third Session of the General Assembly of the United Nations. Ms. Paláu-Hernández has served as a member of the Herbalife Nutrition LTD board since 2015 and serves on the Occidental Petroleum Corporation board, and was previously a member of the ALJ Regional Holdings, Inc. board from 2015 to 2019. Ms. Paláu-Hernández earned a Bachelor of Arts degree from the University of San Diego and a J.D. from the UCLA School of Law.

Ms. Paláu-Hernández brings to the Board over 30 years of knowledge and experience regarding international business and legal matters from her roles at Hernández Ventures and McCutcheon, Black, Verleger & Shea. She also brings to the Board her experience as a director on other public company boards.

The Board recommends a vote

FOR

the election of the eight (8) Directors nominated by the Board

CORPORATE GOVERNANCE

The Company is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board of Directors; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct, as well as our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance, Finance and Corporate Social Responsibility and Public Policy Committees can be accessed through our website at https://www.conduent.com/corporate-governance/ethics-and-compliance. They are also available to any shareholder who requests them in writing addressed to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for Members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, and consistent with the requirements of applicable SEC and Nasdaq rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance and Corporate Governance Guidelines.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management and shareholders (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to senior Company management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee as director nominees may do so by submitting a written recommendation to the Secretary of the Company at Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. All submissions are reviewed by the Corporate Governance Committee. Recommendations received no earlier than November 6, 2021 and no later than December 6, 2021 will be considered for nomination at the Company’s 2022 Annual Meeting of Shareholders.

Board Leadership Structure

We believe that the most effective board structure is one that emphasizes Board independence and ensures that the Board’s deliberations are not dominated by management while also ensuring that the Board and senior management act with a common purpose and in the best interest of the Company. At this time, we believe this balance is achieved through the appointment of an independent Chairman of the Board. Accordingly, Scott Letier, an independent director, serves as Chairman of the Board. Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors. As of the date of this Proxy Statement, all of our current directors and director nominees qualify as independent directors, except for Mr. Skelton, and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level. You can find more information on our Board leadership structure in the Corporate Governance Guidelines posted on the Company’s website at www.conduent.com/corporate-governance.

Risk Oversight

Our Board of Directors has ultimate oversight responsibility for our Enterprise Risk Management (“ERM”) program. This oversight is facilitated primarily through the Audit Committee of the Board, which previews the ERM program, related assessments and remediation activities for subsequent review by the Board. Our ERM program is designed to strengthen our risk-management capability by developing and implementing a governance structure, policy, processes and standards that enable the identification, assessment, monitoring and management of strategic, financial, operational, cybersecurity, technology and compliance business risks. The ERM program is designed to preserve and create organizational value through effective control management and integration of risk practices into strategic planning and organizational decision making. ERM is administered within our Global Risk organization under the direction of our Chief Risk Officer. Our Global Risk organization works throughout the enterprise with management to identify and address emerging risks, review and establish risk tolerances, prioritize risk remediation and review and report on risk mitigation plans and progress. The Audit Committee meets quarterly with the Chief Risk Officer.

Director Independence

A director is not considered independent unless the Corporate Governance Committee and Board determines that he or she has no material relationship with the Company. The Board makes a determination as to each director’s independence broadly considering all relevant facts and circumstances. A director is presumed not to have a material relationship with the Company if the director meets all the bright-line independence and other applicable requirements under the listing standards of the NASDAQ Stock Market (“Nasdaq”) and all other applicable laws, rules and regulations regarding independence.

In addition, the Corporate Governance Committee and the Board review relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See “Certain Relationships and Related Person Transactions.”

As a result of the this review, our Board has determined that all of the nominees for election as directors at the Annual Meeting, as well as all directors who previously served on our Board during 2020, are independent under the Nasdaq rules and our Corporate Governance Guidelines, with the exception of Clifford Skelton, our CEO.

Certain Relationships and Related Person Transactions

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy, which is administered by the Corporate Governance Committee, provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and where the amount involved exceeds $120,000 in the aggregate, is subject to review (each such transaction, a “Related Person Transaction”). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company. No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person.”

In the normal course of business, the Company provides services to (including human resources, end-user support and other services and solutions), and purchases from (office equipment and related services and supplies), certain parties in which Carl C. Icahn and his affiliates (collectively, the “Icahn shareholders”), a beneficial owner of more than five percent of the Company’s voting securities, have an ownership interest. Total transactions with the Icahn shareholders in 2020 were as follows: revenue from these parties was approximately $24 million; purchases from these parties was approximately $36 million.

In 2020, one of the Company’s vendors, Summus Group, engaged a consultant who was assigned to work at the Company. The consultant is Sara Prout, spouse of Mark Prout, our Executive Vice President, Chief Information Officer. This was a routine consulting arrangement entered into in the ordinary course of business. Summus Group was paid $290,149 in respect of the work done by Sara Prout during 2020.

Icahn Agreements and Deason Agreement

See above under “Proposal 1 – Election of Directors” for information regarding our interest in (1) agreements between Xerox and the Icahn Group and (2) the agreement with Darwin Deason.

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. In 2020, no immediate family member of our executive officers or directors was employed by the Company or one of its subsidiaries and received more than $120,000 in annual compensation (salary, incentive cash awards, equity awards and commissions).

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board has five standing committees: Audit, Compensation, Corporate Governance, Finance and Corporate Social Responsibility and Public Policy. Set forth below is a summary of the responsibilities of each committee, the number of committee meetings held during 2020 for each committee and a list of the members of each committee. The Corporate Social Responsibility and Public Policy Committee was created in March 2021.

Audit Committee (8 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at www.conduent.com/corporate-governance.

The responsibilities of the Audit Committee are set forth in the Audit Committee charter and include the following:

•	appoint, retain, compensate, evaluate and replace our independent auditors;

•	review and pre-approve audit services to be performed by our independent auditors;

•	examine and make recommendations with respect to the audit scope, plans for and results of the annual audit;

•	assess independent auditor’s qualifications and independence;

•	oversee the activities, qualifications, adequacy of resources, performance and effectiveness of the internal audit organization and review and approve the internal audit scope and internal audit plan;

•	review with management, the independent auditors and the internal auditors the quality and adequacy of internal controls;

•	review and make recommendations to the Board regarding the Company’s policies and disclosures with regard to affiliate transactions;

•	oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;

•	oversee the integrity of the Company’s financial statements;

•

review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;

•	review the effectiveness of the Company’s compliance and ethics program, including reviewing and approving the Company’s Code of Business Conduct and Ethics and Finance Code of Conduct;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	assess performance of the Company’s independent auditors and the internal audit function; and

•	meet quarterly with management regarding strategy for monitoring and maintaining information security.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included in this Proxy Statement beginning on page 58.

Members: Kathy Higgins Victor, Steven Miller and Michael Montelongo (Nicholas Graziano served on the Audit Committee until March 30, 2020. Michael A. Nutter and Virginia Wilson served until May 19, 2020. They were replaced by Ms. Higgins Victor and Mr. Montelongo. Scott Letier served until March 9, 2021 and was replaced by Mr. Miller.)

Chair: Mr. Montelongo

The Board has determined that: (1) all of the members of the Audit Committee are independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and Nasdaq rules and are able to read and understand financial statements; and (2) Mmes. Wilson and Higgins Victor and Messrs. Letier and Montelongo are “audit committee financial experts,” as defined in the applicable SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee (7 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website at www.conduent.com/corporate-governance.

The responsibilities of the Compensation Committee are set forth in the Compensation Committee charter and include the following:

•	oversee development and administration of the Company’s executive compensation plans;

•	set the compensation of the CEO and other executive officers;

•	review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;

•

have sole authority to retain, terminate and assess the independence of the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers, and oversee the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company;

•	review and approve employment, severance, change-in-control, termination and retirement arrangements for executive officers;

•	review, and approve all executive officer compensation and retirement plans, and administer and interpret such compensation plans;

•	oversee the evaluation of the CEO and other executive officers;

•	review and recommend to the Board the Company’s stock ownership guidelines and all material compensation-related policies;

•	oversee the development and succession planning for executive officers;

•	oversee and review the assessment and mitigation of risks associated with the Company’s compensation policies and practices; and

•	oversee shareholder communications on executive compensation.

The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management, and has recommended to the Board that the CD&A be included in this Proxy Statement (beginning on page 26) and incorporated by reference into the Company’s 2020 Annual Report on Form 10-K. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page 43 of this Proxy Statement.

The Compensation Committee has not delegated its authority with respect to executive compensation decisions. The Compensation Committee has, however, delegated authority under the Company’s equity plan to the CEO and Global Head of Human Resources to grant equity awards to employees who are not executive officers. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.

Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Global Head of Human Resources. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.

The Compensation Committee has retained Frederic W. Cook & Co. (“F.W. Cook”) as an independent consultant to the Compensation Committee. F.W. Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2020, the Compensation Committee determined that F.W. Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed on page 33 of this Proxy Statement.

Members: Hunter Gary, Scott Letier and Margarita Paláu-Hernández (Nicholas Graziano served on the Compensation Committee until March 30, 2020. Michael A. Nutter served until May 19, 2020 and was replace by Jesse Lynn. Mr. Lynn served until August 18, 2020 and was replaced by Mr. Gary. Kathy Higgins Victor served until March 9, 2021 and was replaced by Mr. Letier.)

Chair: Mr. Gary

The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules and that each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2020, Ms. Higgins Victor, Mr. Gary, Mr. Graziano, Mr. Lynn, Mr. Nutter and Ms. Paláu-Hernández each served on our Compensation Committee. No member of the Compensation Committee was during 2020 or, with respect to current members of the Compensation Committee, is, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

Corporate Governance Committee (6 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at www.conduent.com/corporate-governance.

The responsibilities of the Corporate Governance Committee are set forth in the Corporate Governance Committee charter and include the following:

•	identify, screen and recommend candidates for membership on the Board, consistent with criteria recommended by the Corporate Governance Committee and approved by the Board;

•	review and make recommendations to the Board concerning the size, structure, composition and procedures of the Board and Board committees;

•	review and make recommendations to the Board concerning length of Board services and retirement age for Board members;

•	review and assess the independence of each director and make recommendation to the Board regarding the independence of each director;

•	review director compensation and recommend to the Board any changes;

•	advise the Board regarding Board composition, procedures and committees;

•	consider matters of corporate governance and review the Company’s corporate governance policies, including the Corporate Governance Guidelines;

•	monitor compliance with the Company’s Code of Business Conduct and Ethics for members of the Board;

•	review significant environmental and corporate social responsibility matters;

•	administer the Company’s Related Person Transactions Policy;

•	review and recommend director orientation and continuing director education;

•	provide oversight and make recommendations to the Board regarding the Company’s response to shareholder proposals;

•	review and discuss with management disclosure of Company’s corporate governance practices to be included in Company’s proxy statement and Form 10-K; and

•	oversee the annual evaluation processes process of the Board and Board committees.

The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Hunter Gary, Jesse Lynn and Margarita Paláu-Hernández (Courtney Mather served on the Corporate Governance Committee until May 26, 2020 and was replaced by Kathy Higgins Victor. Ms. Higgins Victor served until March 9, 2021 and was replaced by Mr. Gary.)

Chair: Ms. Paláu-Hernández

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.

Finance Committee (4 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website at www.conduent.com/corporate-governance.

The responsibilities of the Finance Committee are set forth in the Finance Committee charter and include the following:

•

review the Company’s cash position, capital structure, status of credit ratings and strategies, financing strategies and insurance coverage and report to the full Board with respect thereto as appropriate;

•	review and make recommendations to the management and the full Board as appropriate with respect to the Company’s dividend policy and capital allocation policy;

•

review the adequacy of the funding of the Company’s funded retirement plans and welfare benefits plans (other than those plans maintained pursuant to a collective agreement that names the Joint Administrative Board as the governing plan fiduciary) in terms of the Company’s corporate purposes;

•	review the Company’s policy on derivatives;

•

approve, at least annually, whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization in reliance on the exemptions provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder (the “Dodd-Frank Act”);

•	review and approve the three-year strategic plan and the annual capital budget; and

•	review and approve (1) acquisitions in excess of $75 million or involving the issuance of Company stock and (2) dispositions of assets or stock of a subsidiary in excess of $50 million.

Members: Scott Letier, Steven Miller and Michael Montelongo (Mr. Montelongo replaced Virginia A. Wilson on May 26, 2020 and Mr. Miller replaced Courtney Mather on February 3, 2021.)

Chair: Mr. Miller

The Board has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.

Corporate Social Responsibility and Public Policy Committee

On March 9, 2021, the Board created the Corporate Social Responsibility and Public Policy Committee. A copy of the Corporate Social Responsibility and Public Policy Committee charter will be posted on the Company’s website at www.conduent.com/corporate-governance when it is adopted.

Members: Kathy Higgins Victor, Jesse Lynn and Michael Montelongo

Chair: Ms. Higgins Victor

The Board has determined that all of the members of the Corporate Social Responsibility and Public Policy Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.

Board and Committee Meetings; Annual Meeting Attendance

Board and Committee Meeting Attendance: 11 meetings of the Board of Directors were held in 2020. The number of meetings held by each of our Board committees is noted above under “Committee Functions, Membership and Meetings.” All incumbent directors attended at least 97% of the total number of meetings of the Board and Board committees on which they served. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Annual Meeting Attendance Policy: The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All nominees who were serving as directors at the time attended the 2020 Annual Meeting of Shareholders.

Annual Director Compensation

Our Board, upon the review and recommendation of our Corporate Governance Committee, adopted a compensation program for our non-employee directors effective January 1, 2018. The following is a brief summary of the material elements of the program.

Cash Compensation

Under the program, non-employee directors receive $80,000 per year as an annual cash retainer for their service on the Board. In addition, non-employee directors receive additional cash retainers for the following roles:

•	The Non-Executive Chairman receives $125,000 per year;

•	The Chair of the Audit Committee receives $25,000 per year and each other member of the Audit Committee receives $15,000 per year;

•	The Chair of the Compensation Committee receives $20,000 per year and each other member of the Compensation Committee receives $12,000 per year;

•	The Chair of the Corporate Governance Committee receives $15,000 per year and each other member of the Corporate Governance Committee receives $10,000 per year; and

•	The Chair of the Finance Committee receives $15,000 per year and each other member of the Finance Committee receives $10,000 per year.

•

The Chair of the Corporate Social Responsibility and Public Policy Committee receives $15,000 per year and each other member of the Corporate Social Responsibility and Public Policy Committee receives $10,000 per year.(1)

All directors are also reimbursed for reasonable expenses incurred in connection with service on the Board or any of its Committees.

(1)	Compensation for the Corporate Social Responsibility and Public Policy Committee was adopted on March 9, 2021.

Equity Compensation

Under the program, each non-employee director is automatically eligible for an annual equity award granted in the form of deferred stock units (“DSU”) under the Director Equity Plan. A DSU is a bookkeeping entry that represents the right to receive one share of our Common Stock at a future date. DSUs are vested on the date of grant and include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of our Common Stock would be entitled to receive in dividends. For 2020, our non-employee directors were entitled to an annual grant of DSUs with a grant date fair value of $190,000. Each of Messrs. Gary and Montelongo received a prorated grant of DSUs in connection with their appointment to the Board. If a director separates from service prior to year-end, DSU grants include a clawback provision allowing for recovery of DSUs granted during the year of separation from service on a pro rata basis. Each of Messrs. Graziano and Nutter and Ms. Wilson forfeited DSUs under the clawback provision in connection with their respective resignations from the Board.

Deferral of Retainer Fees

Board members can elect to receive up to 100% of their $80,000 annual cash retainer in the form of DSUs, the payout of which are deferred for a specified number of years following grant, as determined by the director, or until any earlier separation from service.

Director Stock Ownership Guidelines

The program includes stock ownership guidelines that require directors to own Common Stock in a minimum amount equal to 6 times the annual cash retainer ($80,000 x 6 = $480,000). Directors are required to retain 50% of all shares received upon the vesting of equity awards (net of shares which may be sold to cover applicable taxes) until the threshold is achieved.

2020 Director Compensation Table

The following table shows the compensation paid by Conduent to its non-employee directors for the fiscal year ended December 31, 2020. Clifford Skelton, Chief Executive Officer is not included in this table because he was an employee of the Company during 2020 and received no additional compensation for his service as a director. The compensation received by Mr. Skelton as an employee is included in the 2020 Summary Compensation Table below.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Hunter Gary	35,000		79,170	—	114,170
Nicholas Graziano	53,500		47,500	—	101,000
Kathy Higgins Victor	112,667		190,000	—	302,667
Scott Letier	110,000	(4)	190,000	—	300,000
Jesse Lynn	88,000		190,000	—	278,000
Courtney Mather	219,167	(4)	190,000	—	409,167
Michael Montelongo	72,667		126,667	—	199,334
Michael Nutter	53,500		79,167	—	132,667
Margarita Paláu-Hernández	105,153		190,000	—	295,153
Virginia M. Wilson	57,500		79,167	—	136,667

(1)

Messrs. Gary, Graziano, Montelongo and Nutter and Ms. Wilson did not serve on the Board for the full year. Mr. Gary joined the Board on August 18, 2020 and received a prorated grant of DSUs on August 18, 2020 as well as a prorated annual cash retainer. Mr. Graziano resigned from the Board effective March 30, 2020 and a prorated portion of his DSUs were forfeited. Mr. Montelongo joined the Board on May 19, 2020 and received a prorated grant of DSUs on May 19, 2020 as well as a prorated annual cash retainer. Mr. Nutter and Ms. Wilson did not stand for re-election to the Board on May 19, 2021 and a prorated portion of their DSUs were forfeited.

(2)

On May 5, 2020, in connection with the Company’s cost-cutting measures taken in response to the COVID-19 pandemic, the Board elected to reduce the fees payable to the Company’s non-employee directors by 20% of the retainer in respect of Board services for a period of three months during the second half of 2020.

(3)

This column reflects the aggregate grant date fair value of the annual equity grant made to non-employee directors in the form of DSUs ($190,000) (prorated for Messrs. Gary, Graziano, Montelongo and Nutter and Ms. Wilson) and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation—Stock Compensation.

(4)	Directors elected to defer a portion of their annual cash retainer reflected in the Fees Earned or Paid in Cash column in the form of DSUs as follows: Messrs. Mather and Letier: $80,000 each.

The total number of all DSUs held by each director as of December 31, 2020 is as follows: Mr. Gary: 21,112; Mr. Graziano: 0; Ms. Higgins Victor: 32,816; Mr. Letier: 76,982; Mr. Lynn: 32,816; Mr. Mather: 106,385; Mr. Montelongo: 56,802; Mr. Nutter: 9,687; Ms. Paláu-Hernández: 32,816; and Ms. Wilson: 9,687.

SECURITIES OWNERSHIP

Security Ownership of Certain Beneficial Owners (1)

We are not aware of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities as of February 28, 2021, except as set forth below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Mr. Carl C. Icahn (2) c/o Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153	38,149,336	18.00%
Common Stock	The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	15,194,959	7.15%
Common Stock	Mr. Darwin A. Deason (4) 3953 Maple Avenue, Suite 150 Dallas, TX 75219	12,320,307	5.80%
Common Stock	BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	12,272,689	5.78%

(1)

The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn and Mr. Deason, the most recent Schedule 13D or 13D/A) filed by the named entity with the SEC.

(2)	Based on a Schedule 13D/A filed with the SEC on August 16, 2019 by Carl C. Icahn to report his beneficial ownership as of that date.

Represents shares of Common Stock held by the following group of entities associated with Carl C. Icahn: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”) (collectively, the “Reporting Persons”). The principal business address of (i) each of the Reporting Persons is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

High River has sole voting power and sole dispositive power with regard to 7,629,868 shares of Common Stock. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Master has sole voting power and sole dispositive power with regard to 12,672,483 shares of Common Stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners has sole voting power and sole dispositive power with regard to 17,846,985 shares of Common Stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares of Common Stock which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises

GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares of Common Stock which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares of Common Stock which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes.

(3)

Based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”), Vanguard has no sole voting power for shares of Common Stock, sole dispositive power for 14,874,415 shares of Common Stock, shared voting power for 169,738 shares of Common Stock and shared dispositive power for 320,544 shares of Common Stock.

(4)

Based on a Schedule 13D/A filed with the SEC on February 16, 2021 by Darwin A. Deason. Mr. Deason has sole voting power and sole dispositive power for 12,320,307 shares of Common Stock and has no shared voting power or shared dispositive power for any shares of Common Stock, which shares include 5,393,256 shares of Common Stock issuable upon the conversion of 120,000 shares of Conduent Series A Convertible Perpetual Preferred Stock held by Mr. Deason.

(5)

Based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power for 11,934,521 shares of Common Stock, sole dispositive power for 12,272,689 shares of Common Stock and has no shared voting power or shared dispositive power for any shares of Common Stock.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, each of the named executive officers named in the Summary Compensation Table and all current directors and executive officers as a group, as of February 28, 2021, were as follows. To our knowledge, these individuals have sole voting and dispositive power with respect to the reported shares.

Name of Beneficial Owner	Amount Beneficially Owned (1)(2)(3)

Clifford Skelton	433,109

Mark Brewer	49,374

Hunter Gary	0

Kathy Higgins Victor	12,708

Louis Keyes	102,624

Michael Krawitz	121,644

Scott Letier	122,251

Jesse A. Lynn	43,967

Steven Miller	0

Michael Montelongo	0

Margarita Paláu-Hernández	45,524

Mark Prout	88,606

Brian Webb-Walsh	281,101

Stephen Wood	0

All directors and executive officers as a group (14)	1,300,908

(1) Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owned less than 1% of the aggregate number of shares of Common Stock outstanding as of February 28, 2021. The amount beneficially owned by all directors and executive officers as a group also amounted to less than 1%.

(2) Amount Beneficially Owned: The numbers shown above are the shares of Common Stock considered beneficially owned by the directors and executive officers in accordance with SEC rules and includes shares held indirectly.

(3) Shares of Common Stock which executive officers, directors and nominees have a right, within 60 days of February 28, 2021, to acquire upon the exercise of options or rights or upon vesting of performance shares, DSUs or restricted stock units are also required to be included for purposes of determining beneficial ownership. None of our executive officers, directors or nominees hold any Company securities which are exercisable or scheduled to vest within 60 days of February 28, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act (“Section 16”) requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely on review of these reports, or written representations from these persons that no other reports were required to be filed with the SEC, the Company believes that all reports for the Company’s directors, executive officers and ten percent shareholders that were required to be filed under Section 16 during the fiscal year ended December 31, 2020 were timely filed, except that Mario Pompeo and Brian Webb-Walsh each filed one late Form 4 with respect to two transactions and Courtney Mather and Scott Letier each filed one late Form 4 with respect to one transaction.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we discuss the compensation philosophy, programs and practices adopted by the Compensation Committee of the Board of Directors of Conduent (the “Compensation Committee”) for our named executive officers and review the various objectives and elements of our executive compensation program, its alignment with performance and the 2020 compensation decisions regarding our named executive officers.

For purposes of this CD&A and the disclosure that follows, the following are our named executive officers for 2020:

•	Clifford Skelton, Chief Executive Officer

•	Brian Webb-Walsh, Executive Vice President and Chief Financial Officer

•	Michael Krawitz, Executive Vice President, General Counsel and Secretary

•	Louis Keyes, Executive Vice President, Chief Revenue Officer

•	Mark Prout, Executive Vice President, Chief Information Officer

EXECUTIVE SUMMARY

With revenues of approximately $4 billion, we are a leading provider of business process services with expertise in transaction-intensive processing, analytics and automation. We serve as a trusted business partner in both the front office and back office, enabling personalized, seamless interactions on a massive scale that improve end-user experience.

Headquartered in Florham Park, New Jersey, we have a team of approximately 63,000 people as of December 31, 2020, servicing customers from service centers in 22 countries. In 2020, 10% of our revenue was generated outside the U.S.

We create value for our clients through efficient global service delivery combined with a personalized and seamless experience for the end-user. We apply our expertise, technology and innovation to continually modernize our offerings for improved customer and constituent satisfaction and loyalty, increased process efficiency and rapid response to changing market dynamics.

2020 Strategic Focus

Our vision is to become the leading business services partner of choice for businesses and governments globally. Through our dedicated associates, we deliver mission-critical services and solutions on behalf of businesses and governments, creating valuable outcomes for our clients and the millions of people who count on us. To achieve this mission and purpose, we are focused on delivering outcomes simultaneously across three dimensions: Growth, Efficiency and Quality. Our business strategy is designed to deliver value by creating profitable growth, expanding operating margins, focusing on process efficiencies and deploying a disciplined capital allocation strategy. As our CEO, Clifford Skelton is leading these efforts and driving our strategic direction. Mr. Skelton was named interim CEO in August 2019 and the Board named him as CEO in February 2020. Mr. Skelton, along with many of Conduent’s new executive leaders, are prioritizing the importance of these strategic initiatives.

Growth: Our opportunity for growth comes from understanding our clients’ businesses, strengthening our relationships and driving valuable outcomes for our clients that enable them to reduce costs, improve efficiencies and grow their businesses. To capitalize on the growth opportunities, we are focused on the following strategies during 2020:

•

Sales Performance Optimization: Our sales activities reside under a Chief Revenue Officer (CRO) and we have been making steady investments in sales training and process improvements. We continued to improve client responsiveness and increased sales coverage, including in international markets. We provide our sales team with regular training tailored for their roles, streamlined processes and implemented systems to equip them with modern tools that enable them to perform their jobs more efficiently and effectively. In 2020, we also began efforts to enhance our delivery by bringing standardization in core services, creating efficiencies through automation and optimizing our cost structure by shifting to a shared services model.

•

Offering Development: We augmented our portfolio of services and solutions with innovative technology capabilities, including data analytics, robotic process automation (RPA) tools and machine learning capabilities, to create differentiated, high-value services for our clients and penetrate attractive market segments.

As we improved our quality and efficiency, our clients have renewed contracts with us and have given us more work in adjacent service lines, and we have gained new clients who have put their trust in us. We have also had a significant improvement in our client Net Promoter scores for three consecutive bi-annual periods. Driving our clients’ success has fueled our success. We are measuring more immediate success in our Growth initiative through revenue retention and new business signings, among other metrics.

Efficiency: We continued to find ways to reduce costs and deliver more effectively via increased efficiencies. We simplified and standardized our operating model by removing redundant management layers and implementing more robust processes to enable faster decision-making and greater transparency. In addition, we are continuing to unlock further efficiencies through the following strategies:

•

Automation: We have and will continue to invest in embedding automation capabilities into operations, including document processing and intelligent virtual assistant customer care tools. Artificial intelligence and machine learning algorithms will complement RPA tools by improving processes through pattern recognition. Additionally, we are exploiting synergies from sharing and coordinating automation capabilities across our various lines of business.

•

Technology Consolidation: We have identified and rationalized duplicative technology systems across our lines of business. Centralizing technology systems drives economies of scale, amplifies the impact of investments and creates consistent, resilient service delivery.

•

Delivery Optimization: We began the process of exploring several delivery optimization opportunities such as identifying common activities across our businesses and delivering them via shared service models, utilizing new staffing models including work for home and flexible “gig worker” models, and optimizing our geographic footprint

We responded with agility to clients’ shifting needs and received positive client feedback for our services and proactivity throughout the COVID-19 pandemic. We are measuring success in “Efficiency” by associate retention and improved adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) margin, among other metrics.

Quality: Our clients count on consistent, high-quality service delivery. We have made significant progress in improving platform uptime and operational readiness, and significantly boosting client confidence and satisfaction by focusing on the following strategies:

•

Proactive, Real time Monitoring of Applications and Service Performance: We are investing in artificial intelligence and machine learning technologies to proactively monitor and prevent incidents. In 2020, we opened a state-of-the-art global IT command center in Sandy, UT to deliver more seamless and reliable service to our global clients.

•

Data Center Optimization: We are standardizing our technology footprint to improve performance and lower costs. As part of this, we have launched a data center optimization program to consolidate our multiple data centers into a select few.

•

Improve End User Experience: We are improving user interface/user experience across our offerings by introducing self-service tools, launching mobile apps and leveraging analytics to create deeper insights.

Our strategic focus on Growth, Quality and Efficiency serves as the foundation for our compensation programs. Key aspects of the program design were directly aligned to our improvement journey, including incentivizing revenue growth and operational efficiency, and creating sustainable shareholder value. To this end, our compensation program positively influenced 2020 operational and financial results.

2020 Operational Results

Throughout the Coronavirus (“COVID-19”) pandemic, the Conduent team continued to provide critical and best-in-class services to our clients and their end users, while ensuring the health and safety of our greatest asset, our associates. More than ever, the Company increased its focus on ensuring that the right people, processes and technology are in place to improve performance, retain revenues, reduce employee attrition and grow the Company, while most recently responding to the impact from the coronavirus pandemic. The company achieved significant operational achievements in 2020 including:

•

Strong new business signings results – A strong year of new business with total contract value (TCV) signings of $1,934 million in 2020, representing an increase of 94% compared to that of the prior year period.

•	Cost containment – We focused on efficiencies and cost containment to address the impact of the COVID-19 pandemic.

•

Operational Improvements – We made significant progress on our Growth, Quality and Efficiency plan by leveraging changes to people, process and technology. Specific actions included standardizing governance processes for client implementations, account management, and incident response, centralizing and enhancing the salesforce, restructuring to leverage a shared services model and addressing spans and layers, instituting a technology command center, continuing to make progress on the data center consolidation plan, among others. For example, we have shown a significant improvement in system availability, improvements in associate experience survey results and increases in service level agreement payments from customers.

2020 Financial Results

•	Revenue of $4,163 million, (6.0)% year over year decline from 2019 Adjusted Revenue, driven by net COVID -19 impacts and prior year lost business, partially offset by new business ramp.

•	Net loss of $(118) million; pre-tax loss of $(139) million.

•	Adjusted EBITDA(1) of $480 million, (2.6)% year over year decline driven by lower revenue, including COVID-19 related impact, partially offset by cost savings program.

•	$161 million of cash flow from operations and $145 million of adjusted free cash flow.(1)

The 2020 performance goals were established in March 2020 and the Committee did not reset these goals or use positive discretion in determining overall APIP Funding. The 2020 operational and financial achievements resulted in above target results for our Annual Performance Incentive Plan (APIP), mainly due to:

•	Revenue above target; resulting from improved client retention, increased volumes from government business as a result of the COVID-19 pandemic, increased non-recurring revenue and increased ramp of revenue associated with 2020 sales, partially offset by other negative COVID-related impacts on revenue.

•

Adjusted EBITDA margin above target; related to, revenue mix improvements, operational efficiencies, improved employee attrition, employee satisfaction as indicated by our employee engagement survey results and high external scores, among other items.

Long-Term Incentive Plan (LTIP) Results

The three-year performance period of our 2018 LTIP grant ended on December 31, 2020. Cumulative performance over this three-year period fell short of target levels, due to client losses and lack of new business sales, primarily in 2018 and 2019.

Our 2020 LTIP grant, included a combination of restricted stock units vesting over a three-year period, and performance-restricted stock units tied to growth in our share price that also have a three-year service condition. We selected share price hurdles as the performance metric for these 2020 awards because of the challenge in developing multi-year financial goals, as we execute our strategy and pivot to growth. Our share price significantly increased from the time awards were granted on April 1, 2020, resulting in the vesting of the first tranche of this 2020 LTIP award with achievement of the 50% share price appreciation hurdle, and the satisfaction of the share price appreciation hurdle for the second tranche, 100% share price appreciation, that will vest on December 31, 2021, after completion of the service requirement.

Looking forward, our 2021 compensation plan metrics, including our 2021 LTIP, will continue to align with our strategic plans, adding an additional focus on annual revenue growth.

(1)Please see “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations” on pages 52 in this Proxy Statement for information on our non-GAAP financial measures.

Advisory Say on Pay Vote and Shareholder Engagement

Our executive compensation is subject to an annual advisory vote of shareholders at our Annual Meeting. The Compensation Committee considers the outcome of Say on Pay votes when making compensation decisions for our named executive officers. At the 2020 Annual Meeting of Shareholders, 94% of shares voted were in favor of our executive compensation program, demonstrating strong shareholder support. Our Board and the Compensation Committee greatly value the benefits of maintaining a dialogue with our shareholders and understanding their views. Our management team established and participated in various shareholder engagement activities in 2020. Our investor relations function proactively engages with our shareholders to provide updates on the performance of the Company and solicit feedback on various topics.

OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Philosophy

Our executive compensation program is designed to attract, motivate, reward and retain top talent necessary to drive our business strategy, creating shareholder value. Our programs are designed to follow these principles:

•	provide competitive compensation to attract and retain executives critical to our long-term success;

•	align executive and shareholder interests using both short-term and long-term financial and strategic objectives that build a sustainable Company;

•	recognize and reward collective accountability and individual contribution to drive enterprise results;

•	instill high standards of corporate governance and best practices; and

•	mitigate excess risk taking and/or behavior that is inconsistent with the Company’s strategic plans and high ethical standards.

Checklist of Compensation Practices

What We Do		What We Don’t Do
✓	Deliver a significant portion of compensation through long-term incentives tied directly to shareholder value creation.	X	Permit re-pricing of underwater stock options.
✓	Balance short- and long-term incentives with multiple performance metrics.	X	Provide defined-benefit pension plan or SERPs to executives (only all-employee 401(k) plan).
✓	Maintain a recoupment policy that allows clawback of compensation earned because of fraudulent or illegal conduct or in the event of an accounting restatement.	X	Provide special executive perquisites or excessive termination payments.
✓	Maintain stock ownership requirements for all our named executive officers.	X	Allow directors, named executive officers and other senior leaders to hedge or pledge Company stock.
✓	Conduct an annual review of programs to ensure they do not encourage risks that have a material adverse effect on the Company.	X	Permit tax gross-ups on change in control or other severance payments.
✓	Maintain non-competition and non-solicitation agreements with our named executive officers that prohibit competing against Conduent and soliciting our customers or current employees after termination.	X	Maintain written employment contracts with our executive officers
✓	Employ an Independent Consultant under the direction of the Compensation Committee.	X	Allow single-trigger vesting change in control arrangements.
✓	Impose caps on our annual incentive awards for our named executive officers	X	No guaranteed incentive payouts for named executive officers; all annual bonuses require performance against annually established goals by the Compensation Committee

2020 Total Direct Compensation Targets for Named Executive Officers

The Compensation Committee approved the annual target total direct compensation levels for all executive officers for 2020. The table below illustrates annual base salary, target short-term incentive and target long-term equity-based incentive for each named executive officer as of December 31, 2020.

Executive	Title	Annual Base Salary	Target Short- Term Incentive (% of Base Salary)	Target Long- Term Incentive	Target Total Direct Compensation
Clifford Skelton	Chief Executive Officer (CEO)	$750,000	125%	$3,000,000	$4,687,500
Brian Webb-Walsh	Executive Vice President, Chief Financial Officer (CFO)	$510,000	75%	$975,000	$1,867,500
Michael Krawitz	Executive Vice President, General Counsel & Secretary	$450,000	70%	$735,000	$1,500,000
Louis Keyes	Executive Vice President, Chief Revenue Officer	$450,000	75%	$500,000	$1,287,500
Mark Prout	Executive Vice President, Chief Information Officer	$425,000	75%	$425,000	$1,168,750

The chart below reflects the 2020 target total direct compensation pay mix for our CEO and other named executive officers and the portion of their targeted total direct compensation that is variable pay. Basing this variable compensation upon financial results and share price, directly aligns our executives with shareholder value creation. To reinforce the Company’s pay for performance philosophy, 84% of our CEO’s targeted total direct compensation, and on average 68% for our other named executive officers, is variable and “at risk.” Additionally, 52% of targeted total direct compensation for our CEO and, on average, 46% for our other active named executive officers is subject to achievement of performance goals, while 50% of all named executive officer’s long-term incentives are subject to achievement of performance goals.

Linking Pay with Performance

Short-Term Incentives

In early 2020, the Compensation Committee approved an Annual Performance Incentive Program (“APIP”) that aligned with the interests of shareholders and the Company. Each of our named executive officers participated in the APIP which focused on our business priorities for 2020. The 2020 performance measures and weightings for APIP were: Revenue (adjusted for currency) (30%); Adjusted EBITDA Margin (25%); New Business Total Contract Value (15%); and Strategic Goals (improvement in: client retention, employee attrition and system availability) (30%).

Additional information regarding short-term incentives can be found under “2020 Compensation for the Named Executive Officers—Short-Term Incentives.”

Long-Term Incentives

In early 2020, the Compensation Committee approved a Long-Term Incentive Program (“LTIP”) that aligned with the interests of management and long-term shareholders. The 2020 annual LTIP award for our named executive officers includes a mix of 50% performance-based awards (“Performance Restricted Stock Units”) and 50% time-based awards (“Restricted Stock Units”). This approach balances the need to motivate and drive future performance while also fostering retention and stock ownership. The Performance Restricted Stock Units vest based on the achievement of certain share price hurdles on or prior to December 31, 2022. Vesting for each tranche of Performance Restricted Stock Units occurs on the later of the date the applicable share price is achieved or December 31 of each year, during the performance period. Restricted Stock Units vest 1/3 on each December 31 of 2020, 2021 and 2022.

Additional information regarding long-term incentives can be found under “2020 Compensation for the Named Executive Officers—Long-Term Incentives.”

PROCESS FOR DETERMINING COMPENSATION

Role of the Compensation Committee

The Compensation Committee administers the executive compensation program for our named executive officers on behalf of our Board and shareholders. All members of the Compensation Committee are independent directors in accordance with applicable SEC and Nasdaq standards, including heightened independence requirements for Compensation Committee members.

The Compensation Committee retains an independent consultant for the purpose of reviewing and providing guidance related to executive compensation programs. The Compensation Committee’s responsibilities are discussed beginning on page 18 of this Proxy Statement.

The Compensation Committee evaluates many factors when designing and establishing the executive compensation plans and targets. In determining the appropriate compensation levels, the Compensation Committee considers the scope and impact of the executive’s role within the organization, experience, sustained performance and future potential. The Committee also reviews the compensation levels of similarly positioned executives at peer companies, general industry compensation data and internal pay considerations.

Role of the CEO

While the Compensation Committee is ultimately responsible for making all compensation decisions affecting compensation of our named executive officers, the CEO participates in the process by:

•	Periodically discussing the performance of the Company and each executive officer with the Compensation Committee.

•	Making recommendations on the components of compensation for the other executive officers.

After receiving input from the CEO, the Compensation Committee makes its own assessments and formulates compensation amounts for each of our executive officers, including our named executive officers, ensuring that the total target compensation for each is appropriate and competitive.

Role of the Independent Consultant

The Compensation Committee has retained the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (the “Consultant”), to assist with its responsibilities. The Consultant reports only to the Compensation Committee and has not performed any other work for Conduent since being retained as an independent consultant to the Compensation Committee, except in its capacity as an independent advisor to the Corporate Governance Committee on non-employee director compensation matters. As provided in its charter, the Compensation Committee has the authority to determine the scope of the Consultant’s services and may terminate the Consultant’s engagement at any time. The Compensation Committee evaluated the independence of the Consultant and concluded that no conflict of interest existed that would prevent the Consultant from independently advising the Compensation Committee.

During 2020, the Consultant provided the following services:

•	regularly updated the Compensation Committee on trends in executive compensation, including providing proactive advice on emerging trends and best practices;

•

reviewed officer compensation levels and overall performance compared to a peer group made up of organizations with which Conduent is likely to compete for business, investor capital and/or executive talent;

•	reviewed incentive compensation designs for short-term and long-term programs;

•	advised the Compensation Committee on peer group companies for pay and performance comparisons;

•	reviewed the Compensation Discussion and Analysis and related compensation tables for inclusion in this Proxy Statement;

•	reviewed Compensation Committee meeting materials with management before distribution;

•	attended Compensation Committee meetings, including meetings in executive session, as requested by the Compensation Committee chair; and

•	offered independent analysis and input on CEO compensation.

Peer Group

Conduent’s peer group was used to benchmark 2020 compensation for our named executive officers, as well as to review general pay practices and trends. The Compensation Committee approved a new peer group on May 18, 2020, which the Compensation Committee believes more closely aligns with Conduent’s size, scope, nature of business operations, competitors for executive talent and investor capital. Relative to the May 18, 2020 peer group, Conduent’s revenue ranks near the median. Companies were removed from the previous peer group due to size and business fit considerations. Our new and previous peer groups are depicted below:

Peer Group as of May 18, 2020

Alliance Data Systems	ExlService

Broadridge Financial	Genpact LTD

CACI International Inc.	ManTech Intl.

CGI Group	Maximus, Inc.

Cognizant Technology	Paychex

Solutions Corp.	Perspecta Inc.

CSG Systems Intl.	Roper Technologies

Cubic Corp.	Sykes Enterprises Inc.

Previous Peer Group

Booz Allen Hamilton Holding Corporation(1)	Genpact LTD

CACI International Inc.	Global Payments Inc.(1)

Cerner Corporation(1)	IQVIA Holdings, Inc.(1)

CGI Group	Leidos Holdings, Inc.(1)

Cognizant Technology Solutions Corp.	Maximus, Inc.

Fidelity National Information	Roper Technologies

Services, Inc.(1)	Public Limited

First Data Corporation(1)	Company(1)

(1)	Removed from current peer group

Competitive Market Information

At the end of 2019, the Compensation Committee received a report comparing the compensation of its named executive officers with the compensation of executives in comparable positions at our peer group companies based on the most recent proxy filings (primarily used for the CEO, CFO and General Counsel) as well as general industry survey data to supplement the peer group proxy data. This comparison included compensation data for these elements of pay:

•	base salary;

•	short-term incentives;

•	total target cash compensation (base salary plus target short-term incentives);

•	target long-term incentives; and

•	total direct compensation (total target cash compensation plus target long-term incentives).

The competitive market data was prepared, analyzed, and presented to the Compensation Committee by the Compensation Committee’s Consultant. The market pay range is viewed by the Compensation Committee as a competitive reference point, but that data is not used to match a specific percentile of the market. Emphasis is placed on total direct compensation. For 2020, the Compensation Committee reviewed total direct compensation against the market data using the 50th median as a reference point. The Compensation Committee exercises judgement in setting individual compensation levels to reflect an assessment of the executive’s experience, responsibilities and expected contributions to Conduent, as well as potential for advancement.

2020 COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

2020 Total Direct Compensation

Total direct compensation includes base salary, target short-term incentives and target long-term incentives. The majority of our named executive officers’ compensation is provided under our variable incentive compensation programs. Variable pay increases with responsibility while long-term incentive compensation represents the greatest component of pay. The 2020 total direct compensation of our named executive officers can be found under the heading “Executive Summary—2020 Total Direct Compensation Targets for Named Executive Officers.” For further information regarding the process the Compensation Committee used to determine compensation for our named executive officers, please see above under “Process for Determining Compensation.”

More complete compensation information appears in the “Summary Compensation Table” on page 44.

Base Salary

Base salary is the fixed pay element of our compensation program that reflects the level and scope of responsibility within the Company. The Compensation Committee reviews each named executive officer’s base salary annually as well as in connection with a promotion or other change in responsibility. The 2020 base salaries for our named executive officers, then serving, were unchanged from 2019, except for the base salary of Mr. Skelton, which was increased from $650,000 to $750,000 in connection with his appointment as Chief Executive Officer. The 2020 annual base salary rates for our named executive officers are disclosed above under “2020 Total Direct Compensation Targets for Named Executive Officers.”

In connection with the COVID-19 pandemic and in order to manage expenses for 2020, management recommended and the Compensation Committee approved temporary base salary reductions for the CEO and officers that directly report to the CEO. For the months of June, July and August of 2020, the base salaries of each of these executives, including each named executive officer, was reduced by 20%. The base salary reductions were temporary, and base salaries were reinstated in September 2020. For purposes of calculating the short-term incentive awards for each of the named executive officers and other participants in the program, these temporary base salary reductions were not reflected.

Short-Term Incentives

The Annual Performance Incentive Plan provides for short-term incentive awards that reward performance against our annual operating plan, paid in the form of cash to our named executive officers and other eligible employees. Each year, the Compensation Committee reviews the target short-term incentive award opportunity, scaled to the executive’s level of responsibility and stated as a percentage of base salary, and the maximum payout opportunity.

The following chart reflects Conduent’s process for setting short-term incentive awards. This process typically takes place in the first quarter of the year.

Short-Term Incentive Target Award Opportunity for the Named Executive Officers

The annual short-term incentive target award opportunity for each of our named executive officers considers many factors, including scope of responsibility, expected contributions, internal pay equity and competitive executive compensation practices. If an executive’s role or responsibilities change after the terms of the award are approved, the Compensation Committee is permitted to adjust the short-term incentive target award opportunity at that time.

The target award opportunities for our named executive officers for 2020 APIP are disclosed above under “2020 Total Direct Compensation Targets for Named Executive Officers.” Mr. Skelton’s 2020 APIP target award was increased from 100% of base salary to 125% of base salary, in order to align his total compensation more closely with the peer group in connection with his appointment to CEO. The 2020 APIP target award opportunities for our other named executive officers, Messrs. Webb-Walsh, Krawitz, Keyes, and Prout, remain unchanged from 2019.

Short-Term Incentive Performance Measures

The Compensation Committee established the APIP for 2020 pursuant to which each named executive officer is eligible to receive an incentive payout, assuming Conduent attains certain pre-established performance goals. In 2020, the performance goals for the APIP were designed to align with Conduent’s overall strategies, goals and objectives. Our 2020 performance measures were based on Revenue (at constant currency), Adjusted EBITDA Margin, New Business Total Contract Value and Strategic Goals of improvement in client retention, employee attrition and system availability.

Our targets were consistent with our overall budget for the year, noting that the 2020 revenue target was less than the 2019 actual revenue, due to the expected decreased revenue from client losses incurred primarily between 2016 and 2018. The Committee did not amend the goals under the APIP for 2020 or exercise discretion to increase payouts under the APIP as a result of the impact of the COVID-19 pandemic challenges on our business. The alignment of our short-term incentive performance measures in the APIP with our Business strategy and goals is depicted below:

APIP metric definitions were measured as follows:

Revenue was measured at constant currency which excludes the impact of changes in the translation of foreign currencies into U.S. Dollars.

Adjusted EBITDA Margin represents income or loss before income taxes, divided by Revenue. Adjusted EBITDA is adjusted for interest expense, depreciation and amortization, restructuring and related costs, (gain) loss on divestitures and transaction costs related to divestitures and acquisitions, settlements/reserves/insurance recoveries associated with litigation matters, net, other (income) expenses and legacy charges/credits such as New York Medicaid Management Information System (NY MMIS), Health Enterprise (HE) and goodwill impairment.

New Business Signings/Total Contract Value is measured by estimated future revenues from contracts signed during the year related to new logo, new service line or expansion with existing customers.

Strategic Goals consist of goals relating to improvement in client retention, employee attrition, and system availability.

In no event may an APIP payout exceed the maximum payout (200%). Payout for achieving threshold performance for each performance goal is 25% of target, payout for achieving target performance is 100% of target, and payout for achieving maximum performance is 200% of target. Performance below threshold results in zero payout. Performance results and payouts are interpolated between these points. The following table notes the Threshold, Target and Maximum payout targets for our Non-Strategic Goals:

Performance Measure	Threshold 25% Funding	Target 100% Funding	Maximum 200% Funding

Revenue (at constant currency)	$3,954M	$4,119M	$4,201M

Adjusted EBITDA Margin	10.59%	11.3%	11.5%

New Business Total Contract Value	$1,120M	$1,600M	$1,840M

Our overall 2020 APIP performance was measured as follows:

Performance Measure(1)	Weighting (A)	Actual As adjusted(2)	Performance Achievement % (B)	Funding Percentage % (A) x (B)
Revenue (at constant currency)	30%	$4,156M	145%	43.5%
Adjusted EBITDA Margin	25%	11.5%	200%	50%
New Business Total Contract Value	15%	$1,943M	200%	30%
Strategic Goals:
Improvement in Client Retention (Reduction % in losses)	15%	Below Target	51%	7.65%
Reduction in Employee Attrition (% Improvement)	10%	Below Threshold	0%	0%
Improvement in System Availability (% Improvement)	5%	Above Target	200%	10%
Final Calculated Funding				141%

(1)	The performance measures were aligned with Conduent’s 2020 operating plan at the time they were established and designed to be challenging yet achievable.

(2)	Revenue was adjusted for the impact of currency movements from the point at which the targets were set.

Determining Short-Term Incentive Award Payouts

After the end of the fiscal year, the CFO confirms the financial results and communicates the results to the Compensation Committee. Subject to the Compensation Committee’s review and approval, any material unusual charges or gains are reviewed with the Compensation Committee for possible impact on APIP calculations.

Each performance measure is assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Payouts are made proportionately for achievement at levels between the goals. Even if pre-established performance measures are achieved, the Compensation Committee retains discretion to determine a lesser short-term incentive than the calculated incentive payout, or no short-term incentive at all, as it deems appropriate. The Compensation Committee also retains its discretion to increase or decrease an APIP award based on individual performance, provided that the named executive officer’s award may never exceed their maximum payout target.

2020 Performance for Short-Term Incentive Award Payouts

Following the certification of the financial results for 2020, the Compensation Committee reviewed the achievement of the performance measures under the 2020 APIP. Mr. Skelton and Mr. Webb-Walsh each received a short-term incentive equal to the corporate funding level, based on the results stated above. The Compensation Committee exercised its discretion to increase the short-term incentive awards for Messrs. Krawitz, Keyes and Prout. For Mr. Krawitz, this increase was based on his exceptional 2020 performance. For Mr. Keyes, this increase was based on his role in the turnaround of the sales team and a strong year of new business signings. For Mr. Prout, this increase was based on his success in the product side of his technology role and building client confidence. Details of 2020 Target bonus and actual payouts are:

Name	2020 Target Bonus (USD)	2020 Actual Bonus (USD)	Actual Bonus as a % of Target
Clifford Skelton	$894,296	$1,260,957	141%
Brian Webb-Walsh	$382,499	$540,000	141%
Michael Krawitz	$315,000	$465,000	148%
Louis Keyes	$337,500	$525,000	156%
Mark Prout	$318,749	$500,000	157%

Note that Mr. Skelton’s target APIP reflects the changes to base salary and short-term incentive target in 2020. Additional information about the short-term incentive opportunities is shown in the “Grants of Plan-Based Awards in 2020” table.

Long-Term Incentives

We provide long-term incentives to reward our named executive officers for sustained performance, as a retention incentive and to align executive’s interests with shareholders to drive long-term value creation. Awards are intended to encourage a strong ownership stake in the Company to drive superior performance on long-term Company objectives. When determining long-term incentive awards, the Committee considers peer data, relative impact of the executive’s position, responsibilities and role at Conduent and each named executive officer’s performance.

During the first fiscal quarter of 2020, the Compensation Committee approved LTIP grants for our named executive officers. As part of this approval, the Compensation Committee established performance goals and award values, and an April 1, 2020 grant date. Additional information regarding the 2020 LTIP awards can be found in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2020” table.

Long-Term Incentive Program and Performance Measures

Long-term incentive awards are made pursuant to the Conduent Incorporated Performance Incentive Plan. Half of the value of each award was granted in the form of Restricted Stock Units (“RSU”) and the other half in the form of Performance Restricted Stock Units (“PRSU”). Restricted Stock Units vest 1/3 each December 31 of 2020, 2021 and 2022, and the number of RSU shares are calculated for each named executive officer by dividing 50% of the approved target long-term incentive award value by the closing price of Conduent Common Stock on the grant effective date. The RSU shares are then rounded down to the nearest whole share.

For 2020, the Compensation Committee changed the design of the performance-based portion of the long-term incentive program from Performance Stock Units, which vest based on the achievement of three-year financial performance goals, to PRSU, which vest based on the achievement of share price hurdles and continued service, over the performance period ending December 31, 2022. The Compensation Committee adopted share price hurdles as the performance metric because they are transparently measured, are readily understood by participants, provide direct alignment between shareholder value creation and earned compensation, and serve to help the Company attract and retain the talent needed to deliver on its business strategies.

PRSUs were granted with three share price hurdles that require the average closing price of Conduent Common Stock to have increased by 50%, 100% or 150% during a consecutive 20-day trading period from the price of Conduent Common Stock on April 1, 2020, the long-term incentive grant date, a date consistent with Conduent’s previous granting practices. Additionally, PRSUs have a service condition that requires executives to remain with the Company through December 31 of each of 2020, 2021 and 2022. PRSUs do not vest until the date that both the share price hurdle and the service condition have been satisfied. If any tranche of PRSUs has not met the share price hurdle as of December 31, 2022, it will be forfeited. The target number of PRSU was determined by dividing 50% of the approved long-term incentive award value by the grant date fair value per share. For the April 1, 2020 grant, the grant date fair value of the PRSU was $1.29 (As determined by the Monte Carlo simulation), which was lower than the stock price on the date of grant, reflecting the challenging stock price appreciation goals incorporated into the three share price hurdles. The calculated PRSU shares are then rounded down to the nearest whole share. Details for the April 1, 2020 PRSU grant are as follows:

Grant Date Common Stock Price: $2.06
Tranche	Hurdle Description	Price Hurdles	Price Hurdle Achieved as of 12/31/20	Service Condition

1	+50% stock price appreciation	$3.09	Yes	December 31, 2020

2	+100% stock price appreciation	$4.12	Yes	December 31, 2021

3	+150% stock price appreciation	$5.15	No	December 31, 2022

Once vested, RSUs and PRSUs are paid out in the form of shares of Conduent Common Stock. Any dividends during the vesting period would be accrued and settle at the same time the underlying award vests.

Although equity awards generally are granted on a regular annual cycle, the Compensation Committee may grant off-cycle equity awards for special purposes, such as new hire, promotion, retention and recognition. No off-cycle equity awards were granted to our named executive officers in 2020.

PERFORMANCE RESULTS AND PAYOUTS UNDER PRIOR EQUITY AWARDS

2018 – 2020 Performance Share Grant

In February 2021, our performance shares granted under the 2018 LTIP were certified to have vested at 56% of target based on achievement of Adjusted Profit Before Tax (“PBT”) and Adjusted Free Cash Flow, each equally weighted and measured over the three-year performance period ending December 31, 2020. The, measures, weightings and threshold to maximum payout ranges were set by the Compensation Committee.

The performance year, weightings, payout ranges, target goals, results and performance achievement for the 2018-2020 performance share grants were:

Performance Measures	Year	Weighting	Payout Range			Target (in millions)	Adjusted Results(1) (in millions)	Performance Achievement
			Threshold	Target	Maximum

Adjusted Profit Before Tax (PBT)	2018	50%	50%	100%	200%	$311	$346	100%

	2019	50%	50%	100%	200%	$386	$215	0%

	2020	50%	50%	100%	200%	$446	$196	0%

Cumulative PBT Results								33%

Free Cash Flow (FCF), as adjusted	2018	50%	50%	100%	200%	$200	$217	67%

	2019	50%	50%	100%	200%	$250	$45	0%

	2020	50%	50%	100%	200%	$275	$127	0%

Cumulative FCF, as adjusted								23%

Total Calculated Payout								56% payout

(1)	Adjustments to reported results were as follows:

Performance Measures	Year	Actual (A)	Adjustments (B)	Adjusted Results
Adjusted PBT	2018	$307	$39	$346
	2019	$200	$15	$215
	2020	$198	($2)	$196
Free Cash Flow, as adjusted	2018	$232	($15)	$217
	2019	$60	($15)	$45
	2020	$145	($18)	$127

(A)

Adjusted PBT is defined as income or loss before income taxes as reported on the Consolidated Statements of Income (Loss), excluding amortization of intangible assets, restructuring and related costs, (gain) loss on divestitures and transaction costs, settlements/reserves/insurance recoveries associated with litigation matters, net loss on extinguishment of debt and other (income) expenses, currency (gains) losses, and all other expenses, net, including goodwill impairment. Free Cash Flow, as adjusted, is defined as cash flow from operating activities as reported in the Consolidated Statements of Cash Flows, less cost of additions to land buildings and equipment, cost of addition to internal use software, including proceeds from the sale of land, buildings and equipment, and excluding payments related to divestitures, transaction costs, deferred compensation payments and tax payments related to transaction costs, debt extinguishment and deferred compensation payments.

(B)

Further adjustments to Adjusted PBT and Free Cash Flow to arrive at final metric for LTIP results include upward adjustments for strategic contract exits and divested businesses, and downward adjustments for interest benefit, vendor financed capital leases (for 2018 and 2019 only), stranded cost removal and 401(k) savings.

Severance Protection and Change-in-Control Benefits

For separations due to the elimination of the executive’s position, our named executive officers are covered under the U.S. Executive Severance Policy. See “Employment and Separation” section of this CD&A for additional detail.

The Company also provides certain Change In Control Severance benefits, which are enhanced benefits provided to key management employees who the Company determines are most likely to be impacted by a change in control (primarily the Company’s executive officers), as per the Executive Change in Control Severance Plan (“CIC Plan”), which became effective October 1, 2017. The CIC Plan payments and benefits become payable only when both a change-in-control and a qualifying termination take place.

Conduent does not provide excise tax reimbursement on severance payments.

Additional information and the amount of the estimated payments and benefits payable to the named executive officers assuming a change in control of Conduent and a qualifying termination of employment is presented in the “Potential Payments Upon Termination or Change in Control” table.

SAVINGS PLANS

Conduent Savings Plan (“401(k)”)

All our named executive officers are eligible to participate in the Conduent Savings Plan in the same manner as all U.S. employees. In 2020, after one year of service, participants are eligible for a 100% match on 3% of eligible pay saved, subject to IRS-qualified plan compensation limits and highly compensated threshold limits and may not receive 401(k) benefits in excess of these limits. Conduent suspended all matching contributions under the Savings Plan for our exempt employee population in April 2019, including our named executive officers, but the suspension was lifted in November 2020.

The Company does not maintain any non-qualified deferred compensation plans or other retirement plans.

PERQUISITES AND OTHER BENEFITS

General Benefits

We generally maintain medical and dental coverage, life insurance, accidental death insurance and disability benefits programs or plans for all our full-time employees, as well as customary vacation, leave of absence and other similar policies. Our named executive officers are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise disclosed.

Perquisites

In 2020, our named executive officers are eligible for limited perquisites which remained substantially consistent with 2019. Conduent does not provide tax gross-ups in connection with perquisites (except in cases related to relocation per the U.S. relocation policy).

In 2020, our named executive officers were eligible for Company-paid financial and tax planning assistance of up to $15,000 per year, annual credit monitoring up to $350 and to receive an annual physical examination through our preferred provider or reimbursement of up to $5,000 for the cost of a physical should the named executive officer choose to use their own physician. The total cost to Conduent for providing these perquisites and personal benefits to the named executive officers during 2020 is shown in the “Summary Compensation Table.”

In 2020, Conduent eliminated credit monitoring and effective February 5, 2021 and going forward, Conduent has decided to become a perquisite-free Company but will continue to afford our named executive officers with a benefit package consistent with all Conduent associates.

EMPLOYMENT AND SEPARATION

Named executive officers serve at the will of the Board. This enables the Board to remove a named executive officer whenever it is in the best interests of Conduent, with full discretion of the Compensation Committee to decide on an appropriate severance package. When a named executive officer is removed from his or her position, the Compensation Committee exercises its business judgment in considering whether to approve a severance arrangement in light of all relevant circumstances, including how long the officer was with the Company, past accomplishments and the reasons for separation. If the Compensation Committee does not approve a special severance arrangement for a named executive officer whose position has been eliminated, that officer will be covered under the Company’s U.S. Executive Severance Policy, as applicable.

For separations due to the elimination of the executive’s position, the U.S. Executive Severance Policy entitles executives, including our named executive officers, to 26 weeks of base pay, paid out over the severance period, with continued health benefits (excluding disability and 401(k) participation). This payment is contingent upon signing a release of claims against Conduent as may be required.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAMS

Risk Assessment

The Compensation Committee believes that its programs encourage positive behavior while balancing risk and reward, consistent with the interests of its shareholders. Conduent management conducts risk assessments each year and presents the findings to the Compensation Committee. Based on the assessment of programs covering its employees and executives for 2020, the Compensation Committee determined that its compensation plans, programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on Conduent, based on the following factors:

Key Program Features:

•	Balanced mix of cash and equity, with incentives tied to both short- and long-term performance

•	Balanced mix of performance measures (financial, operational and stock price) approved by the Compensation Committee in advance

•	Executive incentive plan payouts are capped

•	Overlapping performance periods for long-term incentives

Risk Mitigators:

•	Independent Compensation Committee oversight

•	Officer stock ownership guidelines

•	Pay recoupment policy

•	Anti-hedging and anti-pledging policies

Ownership Requirements

The Company maintains a stock ownership policy for the executive officers in order to ensure they build and maintain a meaningful level of stock ownership. In 2020, the stock ownership guidelines were adjusted to better reflect market practice and are as follows:

•	Ownership requirements of 6x (increased from 5x), 3x and 1x base salary, for the CEO, CEO’s officer direct reports and all other officers, respectively.

•	Officers are required to retain 50 percent of all shares received upon the vesting of equity awards (net of taxes) until the requirement is achieved.

•	CEO (or, with respect to the CEO, the Board) has the authority to permit discretionary hardship exceptions from the ownership and holding requirements.

The following types of awards count toward the guidelines described above: Common Stock held outright; unvested Restricted Stock Units net of expected taxes; and PRSUs to the extent the performance hurdle has been achieved but the service condition has not been met, net of expected taxes. The following types of equity awards do not count toward the stock ownership guidelines: unexercised stock options, unearned Performance Stock Units and any cash-settled units. Once stock ownership levels are achieved, named executive officers are required to continue to hold that amount of stock as long as they remain with Conduent.

Trading, Hedging and Pledging

All directors and officers are prohibited from engaging in short-swing trading and trading in puts and calls with respect to our Common Stock and from using any strategies or products to hedge against potential changes in the value of our Common Stock.

Under our insider trading policy, our executive officers may purchase or sell Conduent securities only during “window” periods, which are generally the periods commencing on the second business day following the date of each quarterly earnings announcement and ending on the penultimate trading day of each fiscal quarter. The only exception to this restriction is for our named executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.

In addition, our executive officers are prohibited from pledging our Common Stock as collateral, including holding our Common Stock in a margin account.

Compensation Recovery Policy (Clawbacks)

Under the Conduent Performance Incentive Plan and Conduent’s Compensation Recoupment Policy, if the Compensation Committee deems a named executive officer to have engaged in activity that is detrimental to Conduent, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Conduent, the Compensation Committee may rescind any payment or delivery of any equity and annual cash incentive award that occurred within the six months preceding the detrimental activity. For this purpose, detrimental activity may include a violation of a non-compete agreement with Conduent, disclosing confidential information (except for reporting and other communications protected by “whistleblower” provisions of the Dodd-Frank Act), soliciting an employee to terminate employment with Conduent or soliciting a customer to reduce its level of business with Conduent. If a payment or award is rescinded, the named executive officer will be expected to pay Conduent the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.

Conduent’s Compensation Recoupment Policy and stock award agreements from years prior to 2021 include a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements. Under this provision, Conduent can recover, for the three prior years, any excess incentive-based compensation (the excess over what would have been paid under the accounting restatement) from executive officers or former executive officers.

In addition, under the Compensation Recoupment Policy, if an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, Conduent may recover from the executive officer or former executive officer any incentive-based compensation paid to him or her during the three-year period preceding the date on which Conduent is required to prepare the accounting restatement that was in excess of what would have been paid based on the restated results. Conduent may implement any policy or take any action with respect to the recovery of excess incentive-based compensation that Conduent determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Act, including the recoupment of shares of Common Stock issued upon the vesting of a long-term incentive award.

CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction available to corporations for compensation paid in any fiscal year to the corporation’s named executive officers and certain former named executive officers included in the Summary Compensation Table in the corporation’s proxy statement. Pursuant to Section 162(m), as in effect prior to 2018, compensation in excess of $1 million per year paid to Conduent’s CEO and three other highest paid executive officers (other than the CFO) was not deductible unless it qualified as “performance-based” compensation. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated this exception for “performance-based” compensation with respect to 2018 and future years. As a result, compensation over $1 million per year paid to any named executive officer, including our CFO (and any person who was a named executive officer for any year beginning with 2017), is nondeductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Conduent management. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and be included in the Proxy Statement for the 2021 Annual Meeting of Shareholders.

Hunter Gary, Chair

Scott Letier

Margarita Paláu-Hernández

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers as of December 31, 2020 (collectively referred to as our “named executive officers”).

Name & Principal Position	Year	Salary ($) (A)	Bonus ($)	Stock Awards ($) (B)	Non-Equity Incentive Plan Compensation ($) (C)	All Other Compensation ($) (D)	Total ($)
Clifford Skelton	2020	697,693	-	2,999,999	1,260,957	15,000	4,973,649
Chief Executive Officer	2019	325,000	-	3,999,990	-	16,929	4,341,919
Brian Webb-Walsh,	2020	487,770	-	974,998	540,000	13,317	2,016,085
Executive Vice President &	2019	492,692	-	974,994	-	18,466	1,486,152
Chief Financial Officer	2018	450,000	100,000	1,161,384	210,600	39,289	1,961,273
Michael Krawitz	2020	430,385	-	734,999	465,000	14,122	1,644,506
Executive Vice President,	2019	34,615	-	199,994	-	130	234,739
General Counsel & Secretary
Louis Keyes	2020	430,385	-	499,998	525,000	-	1,455,383
Executive Vice President,
Chief Revenue Officer
Mark Prout	2020	406,475	-	499,996	500,000	1,312	1,407,783
Executive Vice President,
Chief Information Officer

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar.

(A)

Amounts represent base salary earned in fiscal year 2020. All of our named executive officers took a temporary, three-month, 20 percent reduction in base salary during 2020, as a result of the COVID-19 pandemic, after which base salaries were restored to pre-COVID-19 rates. Additionally, Mr. Skelton received a base salary increase upon his appointment as our CEO in February 2020.

(B)

Included in this column are the aggregate grant date fair values of equity awards made to our named executive officers in fiscal year 2020 as computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 19 in the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the 2020 Annual Report on Form 10-K filed with the SEC on February 24, 2021. These amounts reflect an estimate of the grant date fair value and may not be equivalent to the actual value recognized by the named executive officer.

As part of the annual 2020 LTIP award process, Performance Restricted Stock Unit awards and Restricted Stock Unit awards were granted on April 1, 2020. The grant date fair market values and the fair value of the Performance Restricted Stock Units, based upon the Monte Carlo method, are shown below. The grant date fair value of the Performance Restricted Stock Unit awards is based on the probable outcome of the performance conditions as of the grant date, or target, and the grant date maximum value of these awards shown in the table assumes the PRSUs achieve the fair market value on the grant date.

	Performance Restricted Stock Units		Restricted Stock Units

Name	Fair Value Based on Monte Carlo Method	Fair Market Value on Grant Date	Fair Market Value on Grant Date
Clifford Skelton	1,499,999	2,386,949	1,499,999
Brian Webb-Walsh	487,499	775,757	487,499
Michael Krawitz	367,499	584,801	367,500
Louis Keyes	249,999	397,823	250,000
Mark Prout	212,500	338,151	212,499

(C)	Included in this column are payments to our named executive officers under the 2020 APIP based on 2020 performance.

(D)

The table below provides additional data on the amounts included under the “All Other Compensation” column. Effective December 31, 2020, the financial planning and credit monitoring perquisites were eliminated. Effective February 5, 2021, the executive physical perquisite was eliminated, and there will be no perquisites exclusive to our named executive officers.

Name	Year	Life Insurance Premiums Paid by Registrant ($) (1)	401(K) Match ($) (2)	Miscellaneous ($) (3)	Total All Other Compensation ($)
Clifford Skelton	2020	-	-	15,000	15,000
Brian Webb-Walsh	2020	-	1,277	12,040	13,317
Michael Krawitz	2020	-	-	14,122	14,122
Louis Keyes	2020	-	-	-	0
Mark Prout	2020	-	1,312	-	1,312

(1)	In 2020, the group life insurance benefit afforded to the named executive officers was the same as that offered to all Conduent associates and is therefore not considered a perquisite.

(2)

Company matches paid under the Conduent 401(k) Savings Plan were reinstated in November 2020 and included in this column. Conduent associates, including our named executive officers, are not eligible for the 401(k) Company match until one full year of service is completed.

(3)

Amounts in the column for 2020 include financial and tax planning for Messrs. Skelton, Webb-Walsh and Krawitz. While executive physicals and credit monitoring were offered as benefits in 2020, there was no use of these benefits in 2020.

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides information regarding our named executive officers’ equity grants and annual cash incentive awards in 2020, including additional detail regarding the potential threshold, target and maximum award opportunities payable under the 2020 APIP and Performance Restricted Stock Units under the LTIP. No stock options were awarded in fiscal year 2020.

Name	Award (A)	Grant Date (A)	Approval Date (A)	Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Units (#)(D)	Grant Date Fair Value of Stock Awards ($)(E)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clifford Skelton				223,574	894,296	1,788,592	-	-	-	-	-
	LTIP RSU	4/1/2020	2/24/2020							728,155	1,499,999
	LTIP PRSU	4/1/2020	2/24/2020	-	-	-	386,200	1,158,713	1,158,713		1,499,999
Brian Webb-Walsh				95,625	382,500	765,000	-	-	-	-	-
	LTIP RSU	4/1/2020	2/24/2020							236,650	487,499
	LTIP PRSU	4/1/2020	2/24/2020	-	-	-	125,515	376,581	376,581		487,499

Michael Krawitz				78,750	315,000	630,000	-	-	-	-	-
	LTIP RSU	4/1/2020	2/24/2020							178,398	367,500
	LTIP PRSU	4/1/2020	2/24/2020	-	-	-	94,619	283,884	283,884		367,499

Louis Keyes				84,375	337,500	675,000	-	-	-	-	-
	LTIP RSU	4/1/2020	4/1/2020							121,359	250,000
	LTIP PRSU	4/1/2020	4/1/2020				64,367	193,118	193,118		249,999

Mark Prout				79,687	318,749	637,498	-	-	-	-	-
	LTIP RSU	4/1/2020	4/1/2020	-	-	-	-	-	-	121,358	249,997
	LTIP PRSU	4/1/2020	4/1/2020	-	-	-	64,367	193,118	193,118	-	249,999

(A)

RSU refers to Restricted Stock Units subject to service-based vesting conditions. PRSU refers to Performance Restricted Stock Units subject to service-based and performance-based vesting conditions. The “Grant Date” is the effective date of the LTIP awards. The “Approval Date” is the date on which the Compensation Committee, or CEO for awards granted prior to executive officer status, took action to approve these awards.

(B)

These columns reflect the threshold, target and maximum payout opportunities for the performance measures under the 2020 APIP set by the Compensation Committee. The actual APIP payout, which was based on 2020 performance is presented in the “Summary Compensation Table” in column (E). The APIP measures and weightings for 2020 were Adjusted EBITDA margin (25%), Revenue (at constant currency) (30%), New Business Total Contract Value (15%) and Strategic Goals (30%). Please refer to the section entitled “Short-Term Incentives” in the CD&A for additional information on the 2020 APIP payout opportunity, measures and weightings that applied to each of our named executive officers. The target value reflects payout if target performance was achieved on all performance measures. The maximum value reflects payout if maximum or higher performance was achieved on all performance measures. The threshold value reflects 25% of target based on achievement of the minimum performance metrics (implemented by the Compensation Committee for 2020, as discussed in the CD&A under “Short-Term Incentives”). The target APIP amount reflected for Mr. Skelton was prorated for his annual salary of $650,000 and target incentive of 100 percent in effect in January through February 2020, and his base salary of $750,000 and target incentive of 125 percent, effective March through December 31, 2020.

(C)

The threshold, target and maximum payout opportunities for the 2020 LTIP Performance Restricted Stock Unit awards were set by the Compensation Committee. The number of units at target and maximum for these awards was determined by dividing the approved values of the respective awards by the closing stock price on the grant date and then applying a factor of 1.5913, as calculated using the Monte Carlo simulation, and rounding the number of shares down to the nearest share. The threshold number of shares is the minimum number of shares that can be earned if the first share price performance hurdle is achieved. The closing stock price on the April 1st grant date was $2.06.

Performance Restricted Stock Units awarded under the 2020 LTIP will vest in 1/3 increments, provided the share price hurdles and vesting periods are achieved.

The target and maximum columns reflect the number of Performance Restricted Stock Units that can be earned if all share price hurdles are achieved on each of the tranches of the total Performance Restricted Stock Unit grant. The threshold column reflects the lowest number of Performance Restricted Stock Units that can be earned assuming only the minimum share price hurdle is met for only one of 1/3 tranches. If the minimum share price hurdle is not achieved, no Restricted Performance Stock Units will be earned.

(D)

This column includes Restricted Stock Units granted under the LTIP on April 1, 2020, which vest ratably on December 31, 2020, December 31, 2021 and December 31, 2022. The number of Restricted Stock Units was determined by dividing the approved values of the respective awards by the closing stock price on the grant date and rounding the number of shares down to the nearest share. The closing stock price on April 1, 2020 was $2.06.

(E)

The value reported in this column represents the grant date fair value of these awards determined in accordance with FASB ASC Topic 718. These values are recorded over the requisite serviced period as required by FASB ASC Topic 718. See footnote (C) to the “Summary Compensation Table” and the “Long-Term Incentives” section in the CD&A for additional information on these equity awards.

For a description of the material features of the compensation disclosed in the 2020 Grants of Plan-Based Awards table see the “Short-Term Incentives” and the “Long-Term Incentives” section of the CD&A.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table summarizes the unvested stock awards held by the named executive officers at the end of fiscal year 2020. There are no outstanding stock option awards.

Name	Grant Date	Grant Type	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Clifford Skelton	6/28/2019	PSU			39,103	187,694
	6/28/2019	RSU	52,139	250,267
	6/28/2019	RSU	173,800	834,240
	4/1/2020	PRSU	386,199	1,853,755	386,314	1,854,307
	4/1/2020	RSU	485,460	2,330,208
Brian Webb-Walsh	4/1/2018	PSU			26,153	125,534
	4/1/2019	PSU			17,436	83,690
	4/1/2020	PRSU	125,514	602,467	125,552	602,650
	4/1/2020	RSU	157,774	757,315
Michael Krawitz	11/18/2019	RSU	20,704	99,379
	4/1/2020	PRSU	94,619	454,171	94,646	454,301
	4/1/2020	RSU	118,937	570,898
Louis Keyes	9/30/2019	PSU			8,039	38,585
	9/30/2019	RSU	10,718	51,446
	4/1/2020	PRSU	64,366	308,957	64,385	309,048
	4/1/2020	RSU	80,910	388,368
Mark Prout	6/28/2019	PSU			2,607	12,511
	6/28/2019	RSU	3,475	16,680
	4/1/2020	PRSU	64,367	308,962	64,384	309,043
	4/1/2020	RSU	80,908	388,358

(1)

The awards presented in this column include earned unvested Performance Restricted Stock Units that have met the share price hurdle, and unvested Restricted Stock Units, as of December 31, 2020. The April 1, 2019, June 28, 2019, September 30, 2019 and November 19, 2019 Restricted Stock Units vest their last tranches on December 31, 2021, June 28, 2021, September 30, 2021 and November 19, 2021, respectively. The April 1, 2020 Restricted Stock Units vest one-half of their remaining shares on December 31, 2021 and the second half of remaining shares on December 31, 2022. The Performance Restricted Stock Units noted in this column have met their performance hurdle and will vest on December 31, 2021, provided the service condition is met.

(2)	The market value is based on the December 31, 2020 closing price of our Common Stock of $4.80 per share.

(3)

The awards presented in this column consist of unearned performance stock awards (as of December 31, 2020) granted under the LTIP. The performance period for the 2018 LTIP is January 1, 2018 through December 31, 2020, and the performance period for the 2019 LTIP is January 1, 2019 through December 31, 2021. These LTIP awards vest following the end of the performance period upon Compensation Committee certification of results. The 2018 Performance Stock Units are presented here at target, and the 2019 Performance Stock Units are presented here at threshold. The 2020 Performance Restricted Stock Units included are those shares that have not met the share price hurdle as of December 31, 2020 and vest on December 31, 2022, provided the share price hurdle and service conditions are met.

OPTION EXERCISES AND STOCK VESTED IN 2020

The following table shows the amount realized by named executive officers upon the vesting of stock awards during 2020.

Name	Number of Shares (#) (A)	Value Realized on Vesting ($) (B)
Clifford Skelton	741,850	3,270,586
Brian Webb-Walsh	305,845	1,378,831
Michael Krawitz	164,431	783,162
Louis Keyes	110,175	520,158
Mark Prout	106,555	506,997

(A)

The shares shown in this column include: (i) restricted stock units that vested on June 29, 2020, September 30, 2020, November 18, 2020 and December 31, 2020; and (ii) performance shares that vested on December 31, 2019, that were granted on April 1, 2017 and settled in full based on cumulative results from the performance period January 1, 2017 through December 31, 2019. This column also includes Performance Restricted Stock Units granted on April 1, 2020 of which 1/3 vested on December 31, 2020.

(B)

Amounts shown are based on the number of shares that vested and the fair market value of our Common Stock on the applicable vesting date. The aggregate dollar value realized upon vesting includes the value of shares withheld to pay taxes.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Conduent maintains certain plans that provide compensation to named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each named executive officer, assuming that each hypothetical termination or change-in-control situation occurred on December 31, 2020, is listed in the table below. The values for equity incentive awards presented in this table reflect the acceleration of grants not vested and settled as of December 31, 2020 and are based on the closing market price of Conduent Common Stock of $4.80 as of December 31, 2020.

	Involuntary Termination Not for Cause (A)	Involuntary Termination Not for Cause or Termination for Good Reason after Change in Control (B)	Death & Disability (C)

Clifford Skelton
• Cash Severance ($)	375,000	3,288,592	-
• Non-Equity Incentive Awards ($)	1,260,957	1,260,957	1,260,957
• Equity Incentive Awards ($)	896,798	7,498,166	7,122,778
• Healthcare Benefits ($)	-	-	-

Clifford Skelton Total Termination Benefits ($)	2,532,756	12,047,716	8,383,735

Brian Webb-Walsh
• Cash Severance ($)	255,000	1,785,000	-
• Non-Equity Incentive Awards ($)	539,324	539,324	539,324
• Equity Incentive Awards ($)	70,299	2,311,147	2,088,531
• Healthcare Benefits ($)	6,136	12,273

Brian Webb-Walsh Total Termination Benefits ($)	870,759	4,647,743	2,627,855

Michael Krawitz
• Cash Severance ($)	225,000	1,530,000	-
• Non-Equity Incentive Awards ($)	444,150	444,150	444,150
• Equity Incentive Awards ($)	4,140	1,578,749	1,578,749
• Healthcare Benefits ($)	2,574	5,149

Michael Krawitz Total Termination Benefits ($)	675,865	3,558,048	2,022,899

Louis Keyes
• Cash Severance ($)	225,000	1,575,000	-
• Non-Equity Incentive Awards ($)	475,875	475,875	475,875
• Equity Incentive Awards ($)	6,430	1,134,989	1,057,819
• Healthcare Benefits $)	7,603	15,206

Louis Keyes Total Termination Benefits ($)	714,907	3,201,069	1,533,694

Mark Prout
• Cash Severance ($)	212,500	743,750	-
• Non-Equity Incentive Awards ($)	449,436	449,436	449,436
• Equity Incentive Awards ($)	4,169	1,048,066	1,023,043
• Healthcare Benefits ($)	7,324	14,647

Mark Prout Total Termination Benefits ($)	673,428	2,255,899	1,472,479

(A)

For our named executive officers, under the terms of the Conduent severance policy, they would receive salary continuance payments and continued benefits coverage (excluding disability and 401(k) contributions) for 26 weeks. The amounts reported in the table assume salary continuance is paid as a lump sum, although such payments are generally paid in installments consistent with the normal payroll cycle.

In addition, all named executive officers would receive a short-term incentive payment (Non-Equity Incentive Award) for 2020 performance, reflected above at actual achievement against performance goals.

For the equity incentive awards, pursuant to the terms of the grant agreements, after 9 months of employment with the Company, the NEOs would be entitled to pro-rated vesting of restricted stock units, performance stock units and performance based restricted stock units (based on the number of full months of service as an employee during the vesting period), with the number of performance stock units earned based on actual performance achievement, estimated at 56% for the 2018 PSUs, 0% for the 2019 PSUs, and the number of 2020 performance restricted stock units earned based on actual achievement, estimated at target for the 2020 PRSUs.

(B)

If there was a change in control on December 31, 2020, our named executive officers would have been covered under the Change-in-Control (“CIC”) Plan (effective January 1, 2018) as described in the CD&A, which provides them specified severance benefits if, within 90 days prior to, or within 12 months (or, for our CEO, 24 months) following a change in control of Conduent, their employment was terminated either involuntarily other than for cause, death or disability, or voluntarily for good reason. This arrangement whereby change in control severance benefits are provided only upon a qualifying termination event following a change in control is commonly described as “double-trigger.”

Change in control severance benefits for these named executive officers include:

•

A lump sum cash payment equal to two times the then-current annual base salary and short-term incentive award target for Messrs. Skelton, Webb-Walsh, Krawitz and Keyes; and one time the then current annual base salary and short-term incentive target award for Mr. Prout.

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months for Messrs. Skelton, Webb-Walsh, Krawitz and Keyes; and 12 months for Mr. Prout.

•

Payment of reasonable legal fees and expenses incurred when the named executive officer, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the severance agreement.

•

Pursuant to the terms of the applicable agreements, accelerated vesting of stock awards, including performance stock units at target, and performance restricted stock units and restricted stock units at fair market value as of December 31, 2020, and a short-term incentive (Non-Equity Incentive Award) payment for the 2020 performance, reflected above at actual achievement against performance goals.

If excise tax is payable by any of the named executives, Conduent will reduce the named executive officer’s CIC payment to a level that will not trigger an excise tax payment if it is determined that doing so will result in a greater net after-tax amount for the executive.

(C)

Termination following disability or death on December 31, 2020, would entitle the named executive officer or his estate or, with respect to certain types of payments and elections made, his designated beneficiaries to receive a 2020 short-term incentive payment shown at actual achievement against performance goals; full vesting of Performance Stock Units, subject to actual performance achievement (amount shown here is based on 56% for the 2018 PSUs and 0% for the 2019 PSUs); full vesting of 2022 Performance Restricted Stock Units, subject to achievement of the share price hurdles prior to December 31, 2022; and accelerated vesting of Restricted Stock Units, per the terms of the applicable award agreements.

Involuntary Termination for Cause

Assuming involuntary termination for cause due to engagement in detrimental activity against Conduent, there would be no payments to the named executive officers other than their deferred compensation balance, if any. All unvested shares would be immediately cancelled upon termination for cause. See the “Governance of the Executive Compensation Programs—Compensation Recovery Policy (Clawbacks)” section of the CD&A for additional information.

Definitions Under the CIC Plan

Generally, for purposes of the CIC Plan, a change in control is deemed to have occurred, subject to specific exceptions, if:

•	Any person becomes a beneficial owner representing 50 percent or more of the combined voting power of the outstanding securities of Conduent.

•	A majority of the Conduent Board is replaced under specific circumstances.

•

There is a merger or consolidation involving Conduent unless (i) the directors of Conduent who were members of the Board immediately before the merger/consolidation continue to constitute a majority of the Conduent Board of Directors or (ii) the merger/consolidation is affected to implement a recapitalization and no person becomes the beneficial owner representing 50 percent or more of the combined voting power of Conduent’s then outstanding voting securities.

•	All or substantially all of Conduent’s assets are sold, or Conduent’s shareholders approve a plan of complete liquidation or dissolution.

A voluntary termination for good reason in the event of a CIC includes:

•

The material diminution of authority, duties or responsibilities, including being an executive officer of Conduent before a change in control and ceasing to be an executive officer of the surviving company. The change-in-control benefits for this provision will only be triggered if the executive officer has not voluntarily terminated his/her employment and the “material diminution of authority, duties, or responsibilities” has occurred and not been remedied.

•

A material reduction in annual base salary, annual target short-term incentive or employee benefits in the aggregate, except to the extent such reduction is consistent with an across-the-board reduction for employees.

•	A material change in the geographic location where the executive is required to be based.

•	Failure of Conduent to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the change in control agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information with respect to equity awards under Conduent’s equity compensation plans as of December 31, 2020:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(C) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(2)
Equity compensation plans approved by security holders	12,086,238	-	7,754,074
Equity compensation plans not approved by security holders	-	-	-
Total	12,086,238	-	7,754,074

(1)

Column (A) includes (i) 5,245,923 shares underlying outstanding restricted stock units, 4,439,479 shares of outstanding performance restricted stock units, and 1,013,133 shares of underlying outstanding performance stock units, and 1,013,133 shares earmarked for maximum PSU achievement, awarded under the Conduent Performance Incentive Plan; and (ii) 374,570 shares underlying outstanding DSUs awarded under the Conduent Director Equity Plan. There is no exercise price associated with performance stock units, restricted stock units, performance restricted stock units or DSUs, and because we do not have any options outstanding, there is no weighted-average exercise price calculation in column (B).

(2)

Any shares that are cancelled, forfeited or lapse under the Conduent Performance Incentive Plan become available again for issuance under the Conduent Performance Incentive Plan. Any shares that are cancelled, forfeited or lapse under the Conduent Director Equity Plan become available again for issuance under the Conduent Director Equity Plan. Shares earmarked for PSU maximum performance are excluded from the total available.

CEO Pay Ratio Disclosure

For 2020, we have no material change in our employee compensation arrangements that we believe would significantly impact the pay ratio disclosure and thus are electing to use the same median employee as used in our 2019 pay ratio disclosure.

To determine the 2020 CEO Pay Ratio, we used the amount reported in the Total column in the 2020 Summary Compensation Table for our CEO total compensation of $4,973,649 and the 2020 compensation for our median employee of $27,576, as calculated using 2020 payroll data in a similar manner. Based on these total compensation numbers, we estimate the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees for 2020 was 180:1. This represents a reasonable estimate, calculated in a manner consistent with SEC regulations.

The methodology to determine our median employee in 2019 (who was also used as our median employee in 2020), included examining our total employee population, as of the December 31, 2019 determination date. The total employee population in 2019 consisted of 67,144 employees, which included 30,035 U.S. employees and 37,109 non-U.S. employees. As is permitted under the SEC rules, we excluded employees from the following countries: Germany (1,175 employees) and Turkey (1,007 employees), which represented less than 5% of our total employee population as of the determination date. We then determined our “median employee” using the remaining employee population of 64,962, which included 30,035 U.S. employees and 34,927 non-U.S. employees.

We chose to use annual base compensation as our consistently applied compensation measure to determine our “median employee.” We determined annual base compensation for our salaried employees using base salary paid for 2019. We determined annual base compensation for our hourly paid employees by multiplying the hourly rate by the scheduled hours for the year. We annualized the compensation of all permanent employees in our population who were hired in 2019 but did not work for us the entire year. Once we identified our median employee, we determined that person’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

OTHER INFORMATION

Indemnification Actions

The Company’s by-laws provide for indemnification of officers and directors to the fullest extent permitted by New York law. The Company has not advanced any counsel fees or other reasonable fees and expenses to any officer or director under our by-laws. In accordance with the requirements of the Business Corporation Law of the State of New York (the “BCL”), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s by-laws or the BCL.

Directors and Officers Liability Insurance and Indemnity

On June 1, 2020 the Company renewed its policies for directors’ and officers’ liability insurance. The policies are issued by Chubb insurance Company of New Jersey, XL Specialty Insurance Company, Associated Industries Insurance Co, Travelers Casualty and Surety Company of America, Twin City Fire Insurance Company, Continental Insurance Company of New Jersey, Ascot Insurance Company, Capitol Indemnity Corporation, Zurich American Insurance Company, Arch Insurance Company, Berkley Professional Liability, Ironshore Indemnity Inc., Argonaut Insurance Company, Hudson Insurance Company, RSUI Indemnity Company, Marsh Alpha (Lloyd’s of London), Allied World Assurance Company, Ltd, National Union Fire Insurance Company of Pittsburgh, AXIS Insurance Company, Tokio Marine HCC, Beazley Insurance Company, Inc., Old Republic Professional Liability, Inc. and Endurance American Insurance Company. The policies expire June 1, 2021, and the total annual premium is approximately $5,260,000.

NON-GAAP FINANCIAL MEASURES

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted PBT and Adjusted Net Income (Loss)

We make adjustments to PBT for the following items, as applicable to the particular financial measure, for the purpose of calculating Adjusted Net Income (Loss):

•

Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•

Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units.

•	(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.

•	Litigation costs, net. Litigation costs, net represents provisions for various matters subject to litigation.

•	Other charge (credit). This comprises other (income) associated with providing transition services on the California Medicaid contract loss and other adjustments.

•	2019 divestitures. Revenue/(Income) loss from divestitures.

•

Income tax adjustments. This represents the net of the GAAP income tax expense/benefits and difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method.

The Company provides adjusted PBT and net income financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Adjusted Revenue

We make adjustments to revenue for the following items, as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business:

•	Divestitures.

•

Effect of currency changes. To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars.

We provide our investors with adjusted revenue as supplemental information because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our divestitures.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•	Restructuring and related costs.

•	Goodwill impairment.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation cost, net.

•	Other charge (credit).

•	Divestitures.

•	Savings from suspension of 401(k) match. Reflects savings from suspension of 401(k) match in 2019.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, payments related to divestitures and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. As of March 31, 2020 the company is no longer backing out vendor financed leases from Free Cash Flow and has updated all historical numbers to reflect the change.

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, Texas litigation payments and transaction costs and other identified adjustments.

Non-GAAP Reconciliations

Adjusted Profit Before Tax (PBT) and Adjusted Net Income (Loss) Reconciliation:

(in millions)	Year Ended December 31, 2020
GAAP Income (Loss) Before Income Taxes	$(139)

Adjustments:

Amortization of acquired intangible assets	239

Restructuring and related costs	67

Loss on divestitures and transaction costs	17

Litigation costs, net	20

Other charges (credits)(1)	(6)

Adjusted PBT	$198
Less: Income tax adjustments(2)	(54)

Adjusted Net Income	144

(1)	This comprises other (income) associated with providing transition services on the California Medicaid contract loss and other adjustments.

(2)	Income Tax Adjustments:

(in millions)	Year Ended December 31, 2020
GAAP Income tax Expense as Reported	$21
Tax impact on non-GAAP adjustments	(75)

Income tax adjustments	(54)

Adjusted Revenue and Adjusted EBITDA Reconciliations:

(in millions)	Year Ended December 31, 2020
Reconciliation to Adjusted Revenue
Revenue	$4,163
Divestitures(3)	(0)

Adjusted Revenue	$4,163
Effect of currency changes(3)	1

Adjusted Revenue at Constant Currency	$4,164

Reconciliation to Adjusted EBITDA
Net Income (Loss) from Continuing Operations	$(118)
Interest Expense	60
Income tax expense (benefit	(21)
Depreciation and amortization	459
Contract inducement amortization	2

EBITDA	$382

EBITDA Margin	9.2%
EBITDA	$382
Adjustments:
Restructuring	67
Loss on divestitures and transaction costs	17
Litigation costs, net	20
Other charges (credits)	(6)

Adjusted EBITDA	$480
Saving from suspension of 401(k) match(4)	(10)

Defined Adjusted EBITDA(4)	$470

(1)	Reflects partial year adjustments for a closed divestiture and effect of currency changes.
(2)	Reflects savings of $10M from suspension of 401(k) match, which was lifted in November 2020.

Free Cash Flow / Adjusted Free Cash Flow Reconciliation:

(in millions)	Year Ended December 31, 2020
Operating Cash Flow	$161
Cost of additions to land, buildings and equipment	(76)
Cost of additions to internal use software	(63)

Free Cash Flow	$22

Free Cash Flow	$22
Transaction costs	5
Texas litigation payments	118

Adjusted Free Cash Flow	$145

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to act as independent auditors of the Company for 2021. PwC has served as the Company’s independent auditors since 2016. Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2020	2019
Audit Fees(1)	$5.5	$6.6
Audit Related Fees(2)	$0.5	$1.3
Tax Fees(3)	$0.0	$0.4
All Other Fees(4)	$0.0	$0.1
Total Fees	$6.0	$8.3

(1)

These audit fees were for professional services rendered for the audits of consolidated financial statements, reviews of interim financial statements included in periodic reports, audits related to internal control over financial reporting and statutory audits.

(2)

These audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the “audit fees” category above. These services include SOC 1 engagements and other service organization reports, implementation of new accounting standards and regulations, technical accounting advice and agreed-upon procedures.

(3)

Tax fees were for tax compliance, tax advice and tax planning. These services included the preparation and review of required tax return compliance filings, assistance with tax audits and transfer pricing matters, advisory services relating to federal, state, provincial and international tax compliance, customs and duties, and restructurings, mergers and acquisitions.

(4)	Fees disclosed in the tables above under the item “All Other Fees” were for services other than the audit fees, audit-related fees and tax fees described above.

Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent auditors. In addition to assuring the regular rotation of the lead audit partner as required by applicable rules, the Audit Committee is involved in the evaluation and selection of the lead audit partner and considers whether there should be regular rotation of the independent auditors.

The Audit Committee is also required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent auditors, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. The authority for such pre-approval may be delegated to one or more members of the Audit Committee, provided that the decisions of any member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next meeting. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent auditors for permitted non-audit services. In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by PwC, were pre-approved by the Audit Committee.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company.

When conducting its latest review of PwC, the Audit Committee considered the following factors:

•	The professional qualifications of PwC, the lead audit partner and other key engagement partners on the engagement;

•	The appropriateness of PwC’s fees relative to both efficiency and audit quality;

•	PwC’s independence policies and processes for maintaining its independence;

•	PwC’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s operations across the globe; and

•	PwC’s demonstrated professional integrity and objectivity.

The Audit Committee and the Board believe that the continued retention of PwC to serve as our independent auditors is in the best interests of the Company and its shareholders.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page 17 and can also be found on our website at www.conduent.com/corporate-governance in our Audit Committee Charter. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

•	Reviewed and discussed with the management of the Company and PwC the audited consolidated financial statements of the Company for the year ended December 31, 2020;

•	Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•

Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2020 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing by the Company with the SEC.

Michael Montelongo, Chair

Kathy Higgins Victor

Scott Letier

The Board recommends a vote

FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2021

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2020 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Act, under Section 14A of the Exchange Act, we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this Proxy Statement. Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends approval of, the following non-binding advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board believes that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our 2020 executive compensation practices. We provide shareholders with the opportunity to cast their advisory vote on our executive compensation practices on an annual basis, in accordance with the preference expressed by our shareholders at the 2017 annual meeting regarding the frequency of our advisory vote on executive compensation.

While this vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.

The Board recommends a vote

FOR

the proposal to approve the compensation of the named executive officers as disclosed in this Proxy

Statement

PROPOSAL 4 — PROPOSAL TO APPROVE THE CONDUENT INCORPORATED 2021 PERFORMANCE INCENTIVE PLAN

The Board has proposed for shareholder approval the Conduent 2021 Performance Incentive Plan (the “2021 Plan”) under which key employees, officers, directors, consultants and other persons who provide services to Conduent (collectively, the “Participants”) may be granted equity-based incentive awards. The 2021 Plan is intended to replace the 2016 Conduent Performance Incentive Plan (the “2016 Plan”) and the Conduent Incorporated Equity Compensation Plan for Non-Employee Directors (the “Director Plan”), which are the Company’s existing equity plans (the “Prior Plans”). If the 2021 Plan is approved by our shareholders, the 2021 Plan will automatically replace the Prior Plans and no new awards will be granted under those plans, although any awards granted under the Prior Plans will remain outstanding and continue to be subject to the terms of the applicable Prior Plan and award agreement.

The Board, based upon the recommendation of the Compensation Committee, unanimously approved, effective March 29, 2021, the 2021 Plan, subject to shareholder approval.

Proposed Share Reserve

The 2021 Plan reserves for issuance an aggregate of 15,400,000 shares of our Common Stock plus 7,754,074 shares (which is the number of shares of our Common Stock that remained available for awards under the Prior Plans as of December 31, 2020), less any shares of our Common Stock subject to awards granted under the Prior Plans after December 31, 2020 and prior to the date on which our shareholders approve the 2021 Plan (the “Effective Date”), subject to certain equitable adjustments and share counting adjustments as described below and as set forth in the 2021 Plan.

Proposed Plan Features

The 2021 Plan includes the following equity compensation plan best practices:

•	No grants of below-market stock options or stock appreciation rights (“SARs”);

•	No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs without shareholder approval;

•	No liberal share recycling of stock options or SARs;

•	No payment of dividends or dividend equivalents on stock options or SARs;

•	No payments of dividends or dividend equivalents on any award prior to date on which award vests;

•	Individual limits on annual cash and equity non-employee director compensation;

•	No liberal change in control definition;

•	No automatic single trigger acceleration of awards upon a change in control;

•	No excise tax gross-ups on “parachute payments”; and

•	Awards are subject to Conduent’s recoupment policy, as further described in this proxy statement.

Incentive Compensation is an Important Part of Conduent’s Compensation Program

The Compensation Committee awards cash and long-term equity-based incentive compensation to attract, motivate, reward and retain top talent necessary to drive our business strategy and create shareholder value. The Compensation Committee emphasizes long-term equity-based compensation in order to: (i) reward key employees for sustained performance; (ii) retain talent; (iii) align our key employees’ interests with shareholders to drive long-term value creation; and (iv) encourage a strong ownership stake in the Company to drive superior performance on long-term Company objectives.

The 2021 Plan will help better align our new transformation program to incentivize improvements in the core operations of our business and drive sustainable shareholder value while mitigating excess risk taking. The 2021 Plan is consistent with our compensation philosophy including recognizing and rewarding collective accountability and individual contribution to drive enterprise results. If the 2021 Plan is not approved, we will continue to grant awards under the Prior Plans until there are no longer any shares available for grant, following which we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee compensation interests with the investment interests of our shareholders as well as the alignment achieved by equity-based awards. Replacing equity-based awards with cash payments would also increase cash compensation expense and use cash that might be better utilized if reinvested in our business or returned to our shareholders. If the 2021 Plan is not approved, we could be at a competitive disadvantage as we would not be able to use equity-based awards to recruit and compensate our officers and other key employees.

Dilution Assessment

Conduent strives to maximize employee and shareholder alignment, while minimizing dilution. Below is a summary of Conduent’s assessment of potential dilution attributable to the proposed increase in shares authorized pursuant to the 2021 Plan.

Share Allocation and Potential Dilution
New Share Request under 2021 Plan	15,400,000
Shares Available for Future Awards under Prior Plans As of December 31, 2020	7,754,074

Total Shares Available for Future Awards under 2021 Plan after Effective Date(1)	23,154,074
Shares Subject to Outstanding Awards As of December 31, 2020(2)	12,086,238

Total Potential Shares Subject to Equity Awards	35,240,312
Common Shares Outstanding As of March 26, 2021	212,388,620

Potential Dilution from the 2021 Plan(3)	14.23%

(1)

The share reserve is subject to reduction for any shares of Common Stock subject to awards granted under the Prior Plans after December 31, 2020, and is subject to adjustment as further described below and in the 2021 Plan.

(2)

Reflects (i) 5,245,923 shares of Common Stock underlying outstanding restricted stock units, 4,439,479 shares of Common Stock underlying outstanding performance restricted stock units, 1,013,133 shares of Common Stock underlying outstanding performance stock units, and 1,013,133 shares of Common Stock earmarked for maximum performance stock unit achievement, in each case granted under the 2016 Plan; and (ii) 374,570 shares of Common Stock underlying outstanding deferred stock units granted under the Director Plan.

(3)	Represents Total Potential Shares Subject to Equity Awards divided by the sum of Common Shares Outstanding and Total Potential Shares Subject to Equity Awards.

2018-2020 “Burn Rate”

The following table presents information on Conduent’s equity compensation “burn rate”, showing the rate at which equity awards have been granted during the past three fiscal years.

(number of shares in thousands)	2018	2019	2020
Aggregate number of restricted stock units and deferred stock units granted	1,246	2,503	7,778
Aggregate number of performance share units vested	980	1,069	3,163
Total share usage	2,226	3,572	10,941
Weighted average common shares outstanding as of 12/31/20	206,056	209,318	210,018
Unadjusted burn rate, annual	1.08%	1.71%	5.21%

Based on the burn rates shown in the table above, Conduent’s average unadjusted burn rate for the period 2018–2020 was 2.67%. The Company anticipates that the total number of shares of Common Stock available for grant under the 2021 Plan will last three fiscal years, based solely on the average rate at which it has granted equity awards over the past three fiscal years and assuming that it makes future awards under the 2021 Plan at this average rate. However, the amount of future awards is not currently known and will depend on various factors that cannot be predicted, including, but not limited to, the price of our Common Stock on the future grant dates, the volatility of the stock and the types of awards that will be granted.

Summary of the 2021 Plan

All summaries and descriptions of the 2021 Plan in this Proposal No. 4 are qualified in their entirety by reference to the full text of the 2021 Plan, which is filed herewith as Annex A. The following is a general description of the terms and conditions of the 2021 Plan and does not purport to be complete.

Purpose. The purpose of the 2021 Plan is to assist us, including Conduent’s subsidiaries and other designated affiliates, in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to us, by enabling such persons to acquire or increase a proprietary interest in Conduent in order to strengthen the mutuality of interests between such persons and Conduent shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Shares Available for Awards; Director Compensation Limitation. Under the 2021 Plan, subject to certain equitable adjustments and share counting adjustments, each as described below and in the 2021 Plan, the total number of shares of Common Stock that could be available for delivery pursuant to the grant of awards (“Awards”) will be 23,154,074, less one share for every share of Common Stock underlying an award granted under any Prior Plan after December 31, 2020 and prior to the effective date of the 2021 Plan. The proposed aggregate share pool of 23,154,074 shares is the sum of 15,400,000 new shares, plus the 7,754,074 shares that remained available for grant under the Prior Plans as of December 31, 2020 (and as noted above, will be reduced by the number of shares of Common Stock underlying awards granted after December 31, 2020). Further, no more than 23,154,074 shares of the 2021 Plan reserve will be available for grants of incentive stock options. Shares of Common Stock that are subject to Awards will be counted against this limit as one share of Common Stock for every one such share granted. Any shares of Common Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares of Common Stock subject to an Award granted under the 2021 Plan or, after December 31, 2020, an award under any Prior Plan that is forfeited, expires or is settled in whole or in part in cash or that are used (either by tendering or withholding) to satisfy tax withholding obligations of any such award (other than an option or SAR) will again be available for issuance under the 2021 Plan. Shares of Common Stock (i) used to pay the exercise price of an option or to satisfy the tax withholding obligation of an option or SAR, (ii) subject to a SAR that is not issued in connection with its exercise or (iii) acquired by the Company on the open market using cash proceeds from the exercise of options, in any such case whether related to an award of options or SARs granted under the 2021 Plan or any Prior Plan, will not be added back to the shares available for issuance under the 2021 Plan. Awards granted in substitution for awards granted by a company acquired by the Company will neither reduce the number of shares of Common Stock available nor become available again under the 2021 Plan.

The 2021 Plan imposes a limit of $750,000 on the value of the Awards granted during a single calendar year to any non-employee director (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), together with any cash fees paid during the calendar year to the non-employee director in respect of the non-employee director’s service as a member of the Board (including service as a member or chair of any regular committees of the Board).

Adjustments. In the event that an extraordinary dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, any transaction constituting a “change in control” (as defined in the 2021 Plan) or other similar corporate transaction or event affects the Common Stock, the Compensation Committee is required to make any appropriate adjustments to the limitations described above and any outstanding Awards, including adjustments to the exercise prices of options and other affected terms of Awards, provide for the payment of any Award in cash, or to cancel for no consideration any option or SAR with a per-share exercise price in excess of the fair market value of a share of Common Stock. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to certain unusual or nonrecurring events or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Compensation

Committee’s assessment of the business strategy of the Company, any affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

Eligibility. The persons eligible to receive Awards under the 2021 Plan are the officers, directors, employees, consultants and other persons who provide services to us.

Conduent presently has seven non-employee directors, six executive officers, and approximately 63,000 full-time employees. Conduent cannot determine the number of independent contractors and consultants eligible to receive grants or the benefits that will be received by or allocated to eligible persons under the 2021 Plan. It is not possible to state the number of persons who will receive grants or determine the benefits that will be received by or allocated under the 2021 Plan because the selection of Participants and the determination of benefits rests within the discretion of the Compensation Committee.

Administration. The 2021 Plan is to be administered by the Compensation Committee except to the extent the Board elects to administer the 2021 Plan (or to delegate such authority to any other committee of the Board, including the Board’s Corporate Governance Committee in the case of Awards to our non-employee directors), in which case the 2021 Plan shall be administered by only those directors who are independent. Subject to the terms of the 2021 Plan, the Compensation Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), and the rules and regulations for the administration of the 2021 Plan, construe and interpret the 2021 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2021 Plan.

Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options, and SARs entitling the Participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. ISOs may only be granted to employees. The exercise price per share of Common Stock subject to an option and the grant price of a SAR are determined by the Compensation Committee, but will not be less than the fair market value of a share of Common Stock on the date of grant. For purposes of the 2021 Plan, the term “fair market value” means the fair market value of a share of Common Stock as determined under procedures established by the Compensation Committee, including based upon the closing sale price per share of Common Stock on the trading day before or the trading day of the date of determination. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee, except that no option or SAR may have a term exceeding ten years. Methods of exercise and settlement and other terms of the SAR are determined by the Compensation Committee.

Prohibition on Repricing Options and SARs. Other than in connection with transactions described above in the section entitled Adjustments, the Compensation Committee is not permitted, without shareholder approval, to: (i) lower the exercise price per share or grant price per share, respectively, of an option or SAR, after it has been granted; (ii) cancel an option or SAR when the exercise price per share or grant price per share, respectively, exceeds the fair market value of one share in exchange for cash or another Award; or (iii) take any other action with respect to an option or SAR that would be treated as a repricing.

Restricted Shares. The Compensation Committee is authorized to grant restricted shares. Restricted shares are a grant of shares of Common Stock which may not be sold or disposed of and which will be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A Participant granted restricted shares generally has all of the rights of a shareholder of Conduent, unless otherwise determined by the Compensation Committee, including the right to vote the restricted shares and, subject to the limitations described under “Dividend Equivalents” below, the right to receive dividends.

Restricted Stock Units and Performance Share Units. The Compensation Committee is authorized to grant restricted stock units and performance share units, which are valued by reference to a designated number of shares of Common Stock and may be settled in shares of Common Stock, cash or other property, as determined by the Compensation Committee. Restricted stock units and performance share units may be subject to vesting requirements, with performance share units subject to vesting upon achievement of performance criteria established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance share units.

Awards may be granted subject to the achievement of a performance goal or goals, which may be one or more business criteria for the Company, on a consolidated basis, and/or for affiliates, or for business or geographical units of the Company and/or an affiliate, that the Compensation Committee, in its sole discretion, determines should be used, including but not limited to: earnings per share; cash flow; cost reduction; days sales outstanding; cash conversion cycle; cash management (including accounts receivable, inventory and/or capital expenditures); total shareholder return; return on shareholders’ equity; return on invested capital; economic value added measures; return on assets; pre-or post-currency revenue; pre-or post-currency performance profit; profit before tax; profit after tax; operating profit; operating margin; stock price; return on sales; earnings before interest, taxes, depreciation and/or amortization (“EBITDA”); EBITDA margin; and earnings after interest, taxes, depreciation and/or amortization.

In the case of performance share units, the Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be increased or reduced from the amount of any potential Award.

Deferred Stock Units. An Award of deferred stock units confers upon a Participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an Award of deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents conferring on Participants the right to receive, cash, shares of Common Stock, other Awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments, except that any dividends or dividend equivalents with respect to Awards which are subject to vesting requirements will accumulate until the Award is earned and such dividend or dividend equivalents will not be paid if the vesting requirements are not satisfied. Dividend equivalents may be granted alone or in connection with another Award other than stock options or SARs, and if deferred, may be deemed to have been reinvested in additional shares of Common Stock, Awards, other investment vehicles, or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The Compensation Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other Awards in lieu of Conduent’s obligations to pay cash under the 2021 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards. The Compensation Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock, subject to such terms as the Compensation Committee may specify.

Cash Awards. The Compensation Committee is authorized to grant cash awards, which will be denominated in cash and subject to vesting upon achievement of performance criteria established by the Compensation Committee.

Other Terms of Awards. The Compensation Committee may, on either a mandatory or elective basis, withhold taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. The Compensation Committee may grant Awards in exchange for other Awards under the 2021 Plan, awards under Conduent’s other plans, or other rights to payment from Conduent and may grant Awards in addition to such other Awards, rights or other awards.

Change in Control. Upon a “change in control” (as defined in the 2021 Plan), unless otherwise provided in the applicable Award agreement or as determined by the Compensation Committee, if the successor entity (if any) does not assume or substitute an Award, then all outstanding unvested Awards will immediately vest. With respect to Awards subject to performance goals, if the successor entity does not assume or substitute an Award, then the Compensation Committee is authorized to provide in the applicable Award agreement or prior to the change in control that the applicable performance goals will be deemed to have been met upon the occurrence of any change in control based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control). In addition, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or vesting periods of any Award. In addition, the Compensation Committee will have the right to provide that options and SARs outstanding as of the date of a change in control will be cancelled and terminated without payment if the fair market value of one share as of the date of the change in control is less than the per share option exercise price or SAR grant price.

Restrictions on Transfer. Awards granted under the 2021 Plan generally may not be pledged or encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant’s death, except that the Compensation Committee may, in its discretion, permit transfers without consideration only, to one or more beneficiaries or other transferees during the Participant’s lifetime subject to any restrictions imposed by the Compensation Committee. Awards under the 2021 Plan are generally granted without a requirement that the Participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Amendment and Termination. The Board may amend, modify or terminate the 2021 Plan without further shareholder approval, except shareholder approval must be obtained for any amendment that would (i) increase the plan share limits or non-employee director compensation limit described under “Shares Available for Awards; Director Compensation Limitation” above, (ii) expand the class of employees or other Participants eligible to participate in the 2021 Plan or (iii) result in a repricing, as set forth under “Prohibition on Repricing Options and SARs” above. In addition, no amendment, modification or termination of the 2021 Plan or any Award agreement may, without the consent of the relevant Participant, materially and adversely affect the rights of such Participant.

Expiration Date. The 2021 Plan will expire on the earliest of the tenth anniversary of the date of the Annual Meeting, or such earlier termination of the 2021 Plan by the Board or such time as no shares are available for issuance under the 2021 Plan.

Clawback. Under the 2021 Plan, Awards will be subject to our policies on recoupment or clawback of incentive awards, and to any deductions and clawbacks as may be required to be made pursuant to laws, government regulations, or stock exchange listing requirements. For a description of Conduent’s clawback policy, refer to “Compensation Discussion and Analysis—Compensation Recovery Policy (Clawbacks)” in this Proxy Statement.

Federal Income Tax Consequences of Awards

The 2021 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a general summary of certain U.S. federal income tax consequences to U.S. Participants with respect to Awards granted under the 2021 Plan based on the law as currently in effect. This discussion applies to Participants who are citizens or residents of the U.S. and U.S. taxpayers.

Nonqualified Stock Options

Generally, the recipient of a nonqualified stock option granted under the 2021 Plan will not recognize any taxable income at the time the option is granted. On exercise of a nonqualified stock option, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is Conduent’s employee, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2021 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. If permitted by the Compensation Committee, a recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2021 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We will be allowed a corresponding federal income tax deduction in an amount equal to the ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.

With respect to SARs, if the recipient receives the appreciation inherent in the SAR in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SAR in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. Upon the exercise of a SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. With respect to Awards subject to vesting requirements, dividends/dividend equivalents accumulated will not be paid until those vesting requirements are satisfied. We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income.

Some of the Awards to be granted under the 2021 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock units. Our general intent is that any Award agreement that will govern Awards subject to Section 409A will comply with these rules.

Section 162(m) Deduction Limitation

Pursuant to Section 162(m) of the Code, as in effect for 2017, compensation in excess of $1 million per year paid to our chief executive officer and three other highest paid executive officers (other than the chief financial officer) was not deductible unless it qualified as “performance-based compensation.” The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, Conduent expects that compensation over $1 million per year paid to any named executive officer (and any person who was a named executive for any year, beginning with 2017) will be nondeductible under Section 162(m). Pursuant to the American Rescue Plan Act, signed into law on March 11, 2020, beginning with 2027, the compensation of the next five highest paid employees (in addition to the named executive officers) in any year will also be subject to the nondeducibility limit of Section 162(m).

New Plan Benefits under the 2021 Plan

Awards under the 2021 Plan will be granted at the sole discretion of the Compensation Committee, and, therefore, the types, numbers, recipients, and other terms of such Awards cannot be determined at this time. Information regarding our recent practices with respect to equity-based compensation under the 2021 Plan is presented elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information concerning our Prior Plans as of December 31, 2020.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(C) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(2)
Equity compensation plans approved by security holders	12,086,238	-	7,754,074
Equity compensation plans not approved by security holders	-	-	-
Total	12,086,238	-	7,754,074

(1)

Column (A) includes (i) 5,245,923 shares underlying outstanding restricted stock units, 4,439,479 shares of outstanding performance restricted stock units, and 1,013,133 shares of underlying outstanding performance stock units, and 1,013,133 shares earmarked for maximum PSU achievement, awarded under the Conduent Performance Incentive Plan; and (ii) 374,570 shares underlying outstanding DSUs awarded under the Conduent Director Equity Plan. There is no exercise price associated with performance stock units, restricted stock units, performance restricted stock units or DSUs, and because we do not have any options outstanding, there is no weighted-average exercise price calculation in column (B).

(2)

Any shares that are cancelled, forfeited or lapse under the Conduent Performance Incentive Plan become available again for issuance under the Conduent Performance Incentive Plan. Any shares that are cancelled, forfeited or lapse under the Conduent Director Equity Plan become available again for issuance under the Conduent Director Equity Plan. Shares earmarked for PSU maximum performance are excluded from the total available.

Required Vote

The approval of the 2021 Plan requires the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

The Board recommends a vote

FOR

the proposal to approve the Conduent Incorporated 2021 Performance Incentive Plan

ANNEX A

CONDUENT INCORPORATED

2021 PERFORMANCE INCENTIVE PLAN

1. Purpose. The purpose of this Conduent Inc. 2021 Performance Incentive Plan (the “Plan”) is to assist Conduent Inc., a New York corporation (the “Company”), and its Related Entities (as defined below) in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to replace the Conduent, Inc. Performance Incentive Plan and the Equity Compensation Plan for Non-Employee Directors, in each case, as effective as of November 9, 2016 (together the “Prior Plans”), which as of the Effective Date (as defined below) shall be automatically replaced and superseded by the Plan and no new awards shall be granted thereunder, except that any awards granted under the Prior Plans shall remain outstanding in accordance with their existing terms and continue to be subject to the terms of the applicable Prior Plan and applicable Award Agreement (as defined below), including any such terms that are intended to survive the termination of such Prior Plan or the settlement of such award.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Stock Unit, Deferred Stock Unit, Shares granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award, Cash Award or other incentive award payable in cash or Shares or a combination thereof, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but does not need to be, executed by the Company or the Participant.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cash Award” means an Award of cash granted to a Participant under Section 6(j) hereof subject to achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(g) “Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means the Compensation Committee of the Board, and any committee designated thereafter by the Compensation Committee, to administer the Plan. If the Compensation Committee seeks to designate a separate committee to administer the Plan, that committee shall consist of at least two directors, and each member of the committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan as determined by the Committee, and (ii) Independent.

(j) “Consultant” means any natural person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted active provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise may be provided in an Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Deferred Stock Unit” means a right to receive Shares, including Restricted Shares, cash or a combination thereof, at the end of a specified deferral period.

(m) “Deferred Stock Unit Award” means an Award of a Deferred Stock Unit granted to a Participant under Section 6(e) hereof.

(n) “Director” means a member of the Board or the board of directors of any Related Entity.

(o) “Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of an Award Agreement or any definition in an Award Agreement, “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(p) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(q) “Effective Date” means [●], which is the date on which the shareholders of the Company approved the Plan.

(r) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity and who is deemed an “employee” for purposes of Form S-8 under the Securities Act of 1933, as amended. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee who is on an approved leave of absence (including sick leave, military leave, or any other authorized personal leave) may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(s) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(u) “Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of a Share under the Plan or any Award Agreement, the fair market value of a Share on such date of determination, calculated by the Committee in its reasonable discretion, including as follows:

(i) If the Shares are then listed or admitted to trading on the Nasdaq or other national securities exchange which reports closing sale prices, the Fair Market Value shall be determined based upon the closing sale price per Share on the trading day before or the trading day of the date of determination, the arithmetic mean of the high and low prices on the trading day before or the trading day of the date of determination or the average selling price during a specified period that is within 30 days before or 30 days after the applicable valuation date (provided that before the Committee applies such average selling price valuation method, it must irrevocably commit to grant the Option or Stock Appreciation Right with an exercise price determined by applying such method before the beginning of the specified period);

(ii) If the Shares are not then listed or admitted to trading on the Nasdaq or another securities exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Shares in the over-the-counter market on such day of the date of determination;

(iii) If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties; or

(iv) With respect to any Award granted to a Participant who is resident outside of the United States, then the Fair Market Value shall be determined by the Committee using such methods of calculation as may be necessary or desirable to comply with the applicable laws and regulations of the applicable jurisdiction.

For the avoidance of doubt, when approving or authorizing an Award, the Committee may provide for the grant of an Award at a future date and in such event the determination of Fair Market Value as required under the Plan shall be as of such date of grant.

(v) “Incentive Stock Option” means any Option granted under and in accordance with the terms of Section 6(b), that meets the requirements of Section 422 of the Code or any successor provision thereto and is designated by the Committee in the applicable Award Agreement as an Incentive Stock Option.

(w) “Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) of the Plan.

(x) “Independent”, when referring to either the members of the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq.

(y) “Non-Employee Director” means a member of the Board (as constituted from time to time) who is not an officer or other employee of the Company or any of its Related Entities.

(z) “Nonqualified Stock Option” means an Option that is granted under Section 6(b) of the Plan and that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under and in accordance with the terms of Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(cc) “Participant” means a person who was an Eligible Person at the time of grant and has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(dd) “Performance Award” shall mean any Award of Performance Share Units granted pursuant to Section 6(h).

(ee) “Performance Goal” shall mean one or more business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity, that the Committee, in its sole discretion, shall determine should be used as a Performance Goal, including : earnings per share; cash flow; cost reduction; days sales outstanding; cash conversion cycle; cash management (including accounts receivable, inventory and/or capital expenditures); total shareholder return; return on shareholders’ equity; return on invested capital; economic value added measures; return on assets; pre-or post-currency revenue; pre-or post-currency performance profit; profit before tax; profit after tax; operating profit; operating margin; stock price; return on sales; earnings before interest, taxes, depreciation and/or amortization (“EBITDA”); EBITDA margin; and earnings after interest, taxes, depreciation and/or amortization.

(ff) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ii) “Related Entity” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(jj) “Restricted Stock Unit” means any grant pursuant to Section 6(d) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof.

(kk) “Restricted Share” means any Share that is granted under Section 6(d) hereof that is issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ll) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(mm) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(nn) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(oo) “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

(pp) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines; provided that the terms and conditions of each such Substitute Award that is an Option (including the exercise price and number of Shares subject to such Substitute Award) shall be determined in accordance with Treasury Regulations section 1.409A-1(b)(5)(v)(D), except with respect to Incentive Stock Options, in which case the terms and conditions of such Substitute Award shall be determined in accordance with Treasury Regulations section 1.424-1(a).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan (or to delegate such authority to any other committee of the Board, including the Board’s Corporate Governance Committee in the case of Awards to Non-Employee Directors), in which case the Plan shall be administered by only those Directors who are Independent, in which case references herein to the “Committee” shall be deemed to include references to such Independent members of the Board. The Committee shall have full and final authority, in its sole discretion but subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards (including Substitute Awards), prescribe the form of, and prepare, as applicable, Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan, Award Agreements and any other instrument or agreement relating to, or awards made under, the Plan and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The terms and conditions prescribed by the Committee in any Award Agreement may include, in the discretion of the Committee, provisions requiring that a Participant forfeit and/or repay to the Company all or any portion of the value of any Award in the event that the Participant violates any noncompetition, nonsolicitation, confidentiality or other agreement with the Company or any Related Entity. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform its functions, including administrative functions, to the maximum extent permitted under applicable law. Notwithstanding the foregoing, the Committee, or the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent the Committee determines necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act or to comply with applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c) Indemnification. No Director or any Employee to whom authority has been delegated under the Plan (each such individual, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Grant Under Plan. Subject to adjustment as provided in Sections 4(b)(i) and 9(c) hereof, the total number of Shares available for grant under the Plan shall be 23,154,074, less one (1) Share for every one (1) Share granted pursuant to an Award under any Prior Plan after December 31, 2020 and prior to the Effective Date (such aggregate number of Shares, the “Plan Share Limit”). Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares available for grants of Incentive Stock Options is 23,154,074 (such number, the “Plan ISO Limit”).

(b) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If (x) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (y) after December 31, 2020, any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case, the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with Section 4(b)(iii) hereof. In the event that withholding tax liabilities arising from an Award (other than an Option or Stock Appreciation Right or, after December 31, 2020, an award other than an option or stock appreciation right under any Prior Plan) are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 4(b)(iii) hereof. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) hereof: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2020, an option under any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2020, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2020, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2020, options under any Prior Plan.

(ii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above). Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iii) Any Shares that again become available for grant pursuant to this Section 4(b) shall be added back as one (1) Share.

(iv) Notwithstanding anything in this Section 4(b) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under the Plan shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan to fail the requirement under Section 422 of the Code that the Plan designate a maximum aggregate number of shares that may be issued.

5. Eligibility; Non-Employee Director Compensation Limitations.

(a) Awards may be granted under the Plan only to Eligible Persons; provided that Incentive Stock Options may be granted only to Employees.

(b) Notwithstanding any other provision of the Plan or Company policy or procedure to the contrary, the value of the Awards granted during a single calendar year to any Non-Employee Director (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), together with any cash fees paid to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board rendered for such calendar year (including service as a member or chair of any committee of the Board), shall not exceed $750,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6 and the other provisions of the Plan as applicable. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The terms and conditions of each Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan; provided, however, that the Committee may grant an Award that is fully vested on the date of grant without an Award Agreement. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan or that is prohibited by applicable law or securities exchange rule. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of New York law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions; provided that Incentive Stock Options may be granted only to Employees. Except as provided in Section 6(a), the terms and conditions of any Option granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of Performance Goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment , and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants. In addition, the term of each Option shall be fixed by the Committee, but shall not exceed 10 years from the date of grant thereof.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including being subject to the following special terms and conditions:

(A) if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such

Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person. Except as provided in Section 6(a), the terms and conditions of any Stock Appreciation Rights granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. Other than in connection with Substitute Awards, the grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant. The term of each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed 10 years from the date of grant thereof.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of Performance Goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right.

(d) Restricted Shares and Restricted Stock Units. The Committee is authorized to grant Restricted Shares or Restricted Stock Units to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Shares and Restricted Stock Units shall be subject to such restrictions on transferability, vesting requirements, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in the Plan, covering a period of time specified by the Committee (the “Restriction Period”). Except as provided in Section 6(a), the terms and conditions of any Restricted Shares or Restricted Stock Unit granted under the Plan shall be set forth in an Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse or the Awards may vest separately or in combination at such times, under such circumstances (including based on achievement of Performance Goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder, including the right to vote the Restricted Shares and, subject to Section 6(g)(ii) below, the right to receive dividends thereon.

During the Restriction Period, subject to Section 9(b) below, the Restricted Shares and Restricted Stock Units may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Certificates for Stock. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iii) Splits. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Unit Award. The Committee is authorized to grant Deferred Stock Unit Awards to any Eligible Person. Settlement of a Deferred Stock Unit Award shall occur upon expiration of the deferral period specified for such Deferred Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of Performance Goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Except as provided in Section 6(a), the terms and conditions of any Deferred Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. A Deferred Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock Unit Award, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to settlement of a Deferred Stock Unit Award, a Deferred Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. Except as provided in Section 6(a), the terms and conditions of any Shares or Awards granted hereunder shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan. Any dividends with respect to Shares granted to any Eligible Persons as a bonus, or Shares granted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, which are subject to vesting requirements, shall be accumulated until such Award is earned and such dividends shall not be paid if the vesting requirements are not satisfied.

(g) Dividend Equivalents; Dividends on Unvested Awards.

(i) The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award; provided, however, that a Participant granted Options or a Stock Appreciation Right shall not have the right to receive dividends or Dividend Equivalents thereon. Subject to Section 6(g)(ii), the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(ii) Except as provided in Section 6(a), the terms and conditions of any award of Dividend Equivalents under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, provided that any dividends and Dividend Equivalents with respect to Awards subject to vesting requirements shall be accumulated until such Award is earned and such dividends and Dividend Equivalents shall not be paid if the vesting requirements of the underlying Award are not satisfied, except that the Participant shall have the right to vote any Shares distributed with respect to Restricted Shares or an Other Stock-Based Award in connection with a stock split or stock dividend.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, or a combination thereof, on terms and conditions established by the Committee. The amount, terms and conditions of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The Committee shall determine whether, and the extent to which, the applicable Performance Goals have been achieved or satisfied and the amount of the Performance Awards that will be distributed based upon such determination. Except as provided in Section 8 or provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with Performance Awards. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as provided in Section 6(a), the terms and conditions of such Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards or other property, as the Committee shall determine. Notwithstanding the foregoing, any dividends and/or Dividend Equivalents with respect to Other Stock-Based Awards which are subject to vesting requirements shall be accumulated until such Award is earned and such dividends and/or Dividend Equivalents shall not be paid if the vesting requirements of the underlying Award are not satisfied, except that the Participant shall have the right to vote any Shares distributed with respect to an Other Stock-Based Award in connection with a stock split or stock dividend.

(j) Cash-Based Awards. The Committee is authorized to grant Cash Awards to any Eligible Persons. Cash Awards granted hereunder shall be subject to such other terms and conditions as shall be determined by the Committee. Except as provided in Section 6(a), the terms and conditions, if any, of any Cash Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of the Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock Units or Restricted Shares).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code). Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option may be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, but in no event beyond the permitted term of the Option as set forth in the applicable Award Agreement as determined without giving effect to any termination of the Participant’s Continuous Service.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (including any net settlement to satisfy tax withholding obligations or the payment of any exercise price or similar amount). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(d) Code Section 409A.

(i) Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporates the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any Related Entity.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good-faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Related Entity shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

8. Change in Control.

(a) Effect of “Change in Control.” Except (1) as provided in Section 8(a)(iv), (2) as provided in the applicable Award Agreement or (3) as otherwise determined by the Committee (and not inconsistent with the Plan or any applicable Award Agreement) prior to the applicable Change in Control, upon the occurrence of a Change in Control:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control shall become immediately vested and exercisable.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to Restricted Shares, Restricted Stock Units, Deferred Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control.

(iii) All Performance Awards shall, as provided in the applicable Award Agreement or determined by the Committee prior to the date of the Change in Control, be considered to be earned and vested based on achievement of Performance Goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

(iv) Notwithstanding the foregoing, if the successor company (or its parent company) in the Change in Control assumes or substitutes an Award, then such Award shall not be accelerated as described in Sections 8(a)(i), (ii) and (iii). For the purposes of this Section 8(a)(iv), an Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, consideration (whether stock, cash or other securities or property) having equivalent value to the consideration received in the Change in Control by holders of Shares for each Share held on the effective date of such transaction. The determination of such equivalency of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(v) In addition, the Committee shall have the right to provide that Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price.

(b) Definition of “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership of more than fifty percent (50%), directly or indirectly, of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any company pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any two-year period (not including any period prior to the Effective Date), individuals who constitute the Board as of the beginning of such period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) The consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all the Persons that were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including a company which as a result of such transaction owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c) Notwithstanding anything to the contrary herein or in any Award Agreement, with respect to an Award that constitutes deferred compensation within the meaning of Section 409A of the Code, payment or settlement of such Award may accelerate upon a Change in Control for purposes of the Plan or any Award Agreement only if such Change in Control also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this sentence).

9. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights) may be transferred, without consideration only, to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the

Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it determines is equitable (x) substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares (or other property) subject to or deliverable in respect of outstanding Awards, (C) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, or (D) any other aspect of any Award that the Committee determines to be appropriate or (y) cancel or terminate any Option or Stock Appreciation Right having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefore.

(ii) Other Adjustments. The Committee and the Board are authorized to make adjustments in the terms and conditions of, and the Performance Goals included in, Awards (including Performance Awards, or Performance Goals relating thereto) in recognition of unusual or nonrecurring events (including acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d) Withholding. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. In the event the Participant is an executive officer of the Company subject to Section 16 of the Exchange Act, either the Committee shall determine, or shall provide such Participant with the right to elect (but in no event shall the Company or any Company officer be authorized to determine) the manner in which the Participant shall satisfy his or her obligations with respect to tax withholding or the exercise price of Options.

(e) Changes to the Plan and Awards.

(i) Amendments to the Plan. Subject to any applicable law, government regulation and the rules of Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, the Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase the Plan Share Limit, the Plan ISO Limit or the Non-Employee Director pay limitation of Section 5(b), (ii) expand the class of employees or other individuals eligible to participate in the Plan or (iii) result in the amendment, cancellation or action described in clause (i), (ii) or (iii) of the second sentence of Section 9(e)(ii) being permitted without the approval by the Company’s shareholders; provided, however, that any adjustment under Section 9(c) shall not constitute an increase for purposes of this Section 9(e)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(ii) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or Stock Appreciation Right (i) be amended to decrease the exercise price thereof, (ii) be canceled at a time when its exercise price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or Stock Appreciation Right or any Restricted Shares, Restricted Stock Unit, Performance Award, Other Stock-Based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancelation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the exercise price of an Option or Stock Appreciation Right that is made in accordance with Section 8 or Section 9(c) shall not be considered a reduction in exercise price or “repricing” of such Option or Stock Appreciation Right.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity, (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Interpretation. For all purposes under the Plan (and any Award Agreement), (a) definitions of terms shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation”, (d) the words “hereof”, “herein” and “hereunder” and words of similar import shall refer to the Plan as a whole and not to any particular provision of the Plan and (e) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if.”

(k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(l) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Non-U.S. Laws. Subject to Section 9(e), with respect to any Participant who is resident outside of the U.S., the Committee shall have the authority to adopt such modifications, procedures, Award Agreements and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to such Participants and to meet the objectives of the Plan.

(n) Plan Effective Date; Termination of Plan. The Plan shall become effective on the Effective Date. The Plan shall terminate at the earliest of (i) such time as no Shares remain available for issuance under the Plan, (ii) termination of the Plan by the Board, or (iii) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

(o) Clawback. Notwithstanding any other provisions in the Plan, all Awards shall be subject to the Company’s policies on the recoupment or clawback of incentive awards and payments, as in effect from time to time. In addition, any Award which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement.

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ENDORSEMENT_LINE______________ SACKPACK_____________
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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
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2021 Annual Meeting Proxy Card
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qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
1. Election of Directors:
For Against Abstain
01—Clifford Skelton
04—Scott Letier
07—Michael Montelongo
For Against Abstain
02—Hunter Gary
05—Jesse A. Lynn
08—Margarita Paláu-Hernández
For Against Abstain
03—Kathy Higgins Victor
06—Steven Miller
For Against Abstain
2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.
4. Approve the Conduent Incorporated 2021 Performance Incentive Plan.
For Against Abstain
3. Approve, on an advisory basis, the 2020 compensation of our named executive officers.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
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03E3ED

The 2021 Annual Meeting of Shareholders of Conduent Incorporated will be held on
Tuesday, May 25, 2021 at 11:00 A.M. EDT, virtually via the internet at www.meetingcenter.io/219882700.
To access the virtual meeting, you must have the 15-digit number that is printed in the shaded bar next to 2021 Annual Meeting Proxy Card.
The password for this meeting is — CNDT2021.
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Conduent Incorporated + Notice of 2021 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — May 25, 2021
Clifford Skelton and Scott Letier, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Conduent Incorporated to be held virtually on May 25, 2021 at 11:00 a.m. (EDT) or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all Nominees and FOR Proposals 2, 3 and 4.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
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